Exhibit 4.7

EXECUTION COPY

CREDIT AGREEMENT

dated as of

August 3, 2017

among

GLOBANT, LLC,

as Borrower

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

and

HSBC BANK USA, N.A.,

as Administrative Agent

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- ii -

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SCHEDULES:

Schedule 2.1	-	Commitments
Schedule 3.6	-	Disclosed Matters
Schedule 3.11	-	Insurance
Schedule 3.13	-	Subsidiaries; Equity Interests
Schedule 3.20	-	Labor Matters
Schedule 6.2	-	Existing Indebtedness
Schedule 6.3	-	Existing Liens
Schedule 6.6	-	Existing Investments

EXHIBITS:

Exhibit A-1	-	Form of Revolving Note
Exhibit B	-	Form of Assignment and Assumption
Exhibit C	-	Form of Security Agreement
Exhibit D-1	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-2	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-3	-	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D-4	-	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit E	-	Form of Borrowing Request
Exhibit F	-	Form of Interest Election Request
Exhibit G	-	Form of Compliance Certificate

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CREDIT AGREEMENT dated as of August 3, 2017, among GLOBANT, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined hereinafter) that are from time to time parties hereto, and HSBC BANK USA, N.A. (“HSBC”), as Administrative Agent (in such capacity, the “Administrative Agent”).

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to make such facility available to the Borrower on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

Definitions

Section 1.1           Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts” means all present and future rights of the Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or and instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit, charge or debit card along with all information contained on or for use with such card; provided, that “Accounts” shall not include any of the foregoing that have not been invoiced.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of more than 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Administrative Agent” has the meaning specified in the preamble and includes any successor administrative agent appointed under Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning specified in Section 9.1(d)(ii).

“Aggregate Credit Exposure” means, at any time, the aggregate Total Credit Exposure of all of the Lenders.

“Agreement” means this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate, (b) 1/2 of one percent above the Federal Funds Effective Rate, (c) the LIBO Rate for a Eurodollar Loan with a one-month Interest Period commencing on such day plus 1% and (d) 0%.

“Anti-Money Laundering Laws” means the PATRIOT Act; the U.S. Money Laundering Control Act of 1986 and the regulations and rules promulgated thereunder, as amended from time to time; the U.S. Bank Secrecy Act and the regulations and rules promulgated thereunder, as amended from time to time; and corresponding laws of (a) the European Union designed to combat money laundering and terrorist financing and (b) jurisdictions in which the Borrower operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations will be derived.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, ordinance, rule, regulation, requirement, restriction, permit, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Applicable Percentage” means, with respect to any Lender at any time, subject to reallocation with respect to a Defaulting Lender pursuant to Section 2.21:

(a) with respect to Commitments and Loans, a percentage equal to a fraction, the numerator of which is such Lender’s Commitment and the denominator of which is the aggregate Commitments of all Lenders (provided that, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Credit Exposures at that time); and

(b) with respect to the Aggregate Credit Exposure, a percentage equal to a fraction, the numerator of which is the sum of such Lender’s Total Credit Exposure, and the denominator of which is the sum of the Aggregate Credit Exposure of all Lenders.

“Applicable Rate” means, for any day, with respect to any Base Rate Loan or Eurodollar Loan, as the case may be, (i) 0.75% per annum, for Base Rate Loans, and (ii) 1.75% per annum for Eurodollar Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Borrower” has the meaning specified in the preamble.

“Borrower Materials” is defined in Section 9.1(d)(i).

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.3, which shall be substantially in the form of Exhibit E.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Expenditures” means all expenditures which, in accordance with IFRS, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, including Capital Lease Obligations, but excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, and (b) expenditures attributable to intangibles to the extent included in “Intangible Assets” on the consolidated balance sheet of the Borrower.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under IFRS, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with IFRS.

“Cash Equivalent Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)          investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)          fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)          shares of money market mutual or similar fund that (i) invests exclusively in assets satisfying the requirements of clauses (a) through (c) of this definition, (ii) has net assets of not less than $5,000,000,000, and (iii) is rated AAA by S&P and Aaa by Moody’s;

(f)           money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(g)          deposit accounts maintained with (i) any commercial bank satisfying the requirements of clause (c) of this definition or (ii) any other commercial bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation;

(h)          securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(i)           (i) certificates of deposit or bankers’ acceptances or time deposits maturing within 180 days from the date of acquisition thereof, in each case payable in Dollars or in the local currency where such funds are maintained and issued by any bank organized under the laws of any country which is organized and existing under the laws of the country in which such Person is organized or doing business and having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000 (calculated at the then applicable exchange rate) and (ii) deposit accounts or local equivalents maintained with any bank that satisfies the criteria described in clause (i) above; and

(j)           other short-term investments utilized by any Loan Party, Foreign Subsidiary or other Subsidiary operating outside the United States in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“CFC” means a controlled foreign corporation (as that term is defined in Section 957(a) of the IRC).

“Change in Control” means an event or a series of events by which (a) a Loan Party shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the aggregate issued and outstanding Equity Interests of the Borrower having ordinary voting power on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested); (b) a Loan Party shall cease to have the ability to elect (either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of the Borrower; or (c) a majority of the Board of Directors of Globant S.A. (Luxembourg) are not Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Collateral” means any property of any Loan Party upon which a security interest in favor of the Administrative Agent for the benefit of the Secured Parties is purported to be granted pursuant to any Security Document; provided, that only 65% of the total outstanding voting Equity Interests of any first tier Subsidiary of a Loan Party that is a CFC (and none of the Equity Interests of any Subsidiary of such CFC) shall be Collateral.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $40,000,000.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 9.1(d)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Computation Period” means, as of any date of calculation, the immediately preceding four consecutive fiscal quarters.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of Globant S.A. (Luxembourg) and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of IFRS.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Globant S.A. (Luxembourg) and its Subsidiaries in accordance with IFRS, Consolidated Net Income for the most recently completed Computation Period plus, to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) non-cash management compensation expenses for such Period, (v) reasonable and documented Transaction Costs, (vi) actual restructuring costs and integration costs in connection with any Acquisition, in each case to the extent paid or made within twelve (12) months of the closing of such Acquisition, (vii) to the extent not duplicative of any other expense or charge otherwise added back to Consolidated EBITDA, pro forma “run rate” cost savings and operating expense reductions to be realized as a result of Acquisitions that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within twelve (12) months after any such Acquisition, net the amount of actual benefits realized during such period from such actions, provided, that the aggregate amount of any such Transaction Costs, restructuring and integration costs, “run rate” cost savings and operating expense reductions added back to the definition of Consolidated EBITDA under clauses (v) through (vii) of this definition during any fiscal quarter, shall not exceed 10% of Consolidated EBITDA for such fiscal quarter, (viii) mark-to-market losses with respect to Hedging Agreements and (ix) any loss incurred in connection with any sale or other disposition outside the ordinary course of business, minus, to the extent included in determining Consolidated Net Income (a) mark-to-market gains with respect to Hedging Agreements and (b) any gain incurred in connection with any sale or other disposition outside the ordinary course of business.

“Consolidated Interest Expense” means, for any Computation Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase prices of assets, in each case to the extent treated as interest in accordance with IFRS, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capital Lease Obligations that are treated as interest in accordance with IFRS, in each case of or by Global S.A and its Subsidiaries on a Consolidated basis for the relevant period.

“Consolidated Net Income” means, as of any date of determination, the net income (or loss) of Globant S.A. (Luxembourg) and its Subsidiaries on a Consolidated Basis for the most recently completed Computation Period; provided that, Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Computation Period, (b) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of Applicable Law or the terms of its organizational documents or any agreement or instrument applicable to such Subsidiary, (c) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Globant S.A. (Luxembourg) or any Subsidiary or the date that such Person’s assets are acquired by Globant S.A. (Luxembourg) or any Subsidiary, to the extent that such income or loss is not attributable to Globant S.A. (Luxembourg) or any Subsidiary and (d) the income of any Person in which any other Person (other than Globant S.A. (Luxembourg) or a Wholly Owned Subsidiary or any director holding qualifying shares in accordance with Applicable Law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Globant S.A. (Luxembourg)or a Wholly Owned Subsidiary by such Person during such Computation Period.

“Consolidated Net Revenue” means, as of any date of determination, the net revenue of Globant S.A. (Luxembourg) and its Subsidiaries on a Consolidated basis for the most recently completed Computation Period.

“Consolidated Total Debt” means, as of any date of determination, all Indebtedness of the Globant S.A. (Luxembourg) and its Subsidiaries determined on a Consolidated basis (including any Indebtedness (contingent or otherwise) incurred in connection with an Acquisition permitted hereunder) and, subject to the foregoing, excluding (a) contingent obligations in respect of Guarantees (except to the extent constituting Guarantees in respect of Indebtedness of a Person other than any Loan Party), (b) obligations in respect of one or more Hedging Agreements, and (c) contingent obligations in respect of undrawn letters of credit.

“Continuing Directors” means, as of an date of determination, any director or manager (or their equivalent) of Globant S.A. (Luxembourg): (a) who was a director or manager (or their equivalent) on the Effective Date; or (b) whose nomination for election to serve as director or manager (or its equivalent) of Globant S.A. (Luxembourg) is recommended by a majority of the then Continuing Directors who at the time of such nomination are members of the Corporate Governance and Nominating Committee of Globant S.A. (Luxembourg), or is otherwise elected to the board of directors or managers (or their equivalent) with the approval of a majority of the then Continuing Directors at the time of such election.

“Contractual Currency” has the meaning set forth in Section 9.16.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that with notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disclosed Matters” means the actions, suits, litigation, investigations and proceedings and the environmental matters disclosed in Schedule 3.6.

“Disposition,” with respect to any property, means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” have meanings correlative thereto.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided, that if such Equity Interests are issued to any plan for the benefit of employees of Globant S.A. (Luxembourg) or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 9.2).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.4(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.4(b)(iii)).

“Environmental Laws” means all Applicable Law relating in any way to the environment, preservation or reclamation of natural resources, the management, storage, use, holding, collection, accumulation, generation, manufacture, processing, treatment, stabilization, disposition, handling, transportation, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) the determination that any Pension Plan or Multiemployer Plan, as applicable, is considered an at-risk plan or that any Pension Plan or Multiemployer Plan, as applicable, is endangered or is in critical status within the meaning of Sections 430, 431 or 432 of the IRC or Sections 303, 304 or 305 of ERISA, (c) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums not yet due, (d) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (e) the appointment of a trustee to administer any Pension Plan, (f) the withdrawal of the Borrower or any ERISA Affiliate from a

Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or the cessation of operations by the Borrower or any ERISA Affiliate that would be treated as a withdrawal from a Pension Plan under Section 4062(d) of ERISA, (g) the partial or complete withdrawal by the Borrower or any ERISA Affiliate from any Multiemployer Plan or a notification that a Multiemployer Plan is in reorganization, or (h) the taking of any action to terminate any Pension Plan under Section 4041 or 4041A of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning specified in Article VII.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such

Recipient’s failure to comply with Section 2.17(g) or Section 2.17(h), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the IRC, and any applicable intergovernmental agreements (and related official administrative guidance) with respect thereto.

“FCPA” has the meaning specified in Section 3.23.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged by HSBC for such day for such transactions as determined by the Administrative Agent.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Rules” means the requirements relating to the minimum required contributions (including any installment payments) to Pension Plans and Multiemployer Plans, as applicable, and set forth in Sections 412 of the IRC and Section 302 of ERISA for periods prior to the effective date of the Pension Protection Act of 2006 and Sections 412, 430, 431, 432 and 436 of the IRC and Sections 302, 303, 304 and 305 of ERISA for periods on and after the effective date of the Pension Protection Act of 2006.

“Globant S.A. (Luxembourg)” means Globant S.A., a public limited company organized under the laws of the Grand Duchy of Luxembourg.

“Globant S.A. (Spain)” means Globant S.A., a single shareholder corporation organized under the laws of the Kingdom of Spain.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, regional or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing, or having the economic effect of guaranteeing, any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that, the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means Globant S.A. (Luxembourg), Globant S.A. (Spain) and each other Material Subsidiary that makes a guaranty of the Obligations in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to Section 5.9; provided, that no CFC shall be a Guarantor.

“Guaranty Agreement” means each of the Luxembourg Guaranty Agreement, the Spanish Guaranty Agreement and any other guaranty made by a Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms hereof.

“Hazardous Materials” means all toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious or radioactive substances or wastes and all other hazardous or toxic substances, wastes or other pollutants, or dangerous substance, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedging Agreement.

“HSBC” has the meaning specified in the preamble.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Increased Cost Lender” has the meaning specified in Section 2.19(b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not more than 60 days past due or that are currently being contested in good faith by appropriate proceedings in accordance with Section 5.4), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) Disqualified Equity Interests of such Person, (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (l) all obligations, contingent or otherwise, of such Person under Hedging Agreements; provided that Indebtedness shall not include (i) any purchase price adjustment, earn-out, holdback or deferred payment of a similar nature incurred in connection with an Acquisition permitted under this Agreement so long as not evidenced by a note or similar written instrument (except to the extent that the amount payable pursuant to such purchase price adjustment, earn-out, holdback or deferred payment is reflected, or would otherwise be required to be reflected as a liability on a balance sheet prepared in accordance with IFRS) or (ii) prepaid or deferred revenue in connection with the sale of goods and/or the performance of services (including those related to customer advances) in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.3(b).

“Information” has the meaning specified in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7, which shall be substantially in the form of Exhibit F.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that, (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, evidences of Indebtedness or other securities of, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS, and any purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit; provided that, the endorsement of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.

“IRC” means the Internal Revenue Code of 1986.

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning set forth in Section 9.16.

“Lender” means each Person listed on Schedule 2.1 and any other Person that shall have become a party hereto as a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lender Provided Financial Service Product” means any agreement or other arrangements under which any Lender or any Affiliate of any Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) gift cards, (f) ACH transactions, (g) cash management, including electronic funds transfer, controlled disbursement, accounts or services, (h) overdraft, or (i) foreign currency exchange.

“Lender Provided Hedging Agreement” means any Hedging Agreement between a Loan Party and a counterparty that is a Lender or an Affiliate of a Lender.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any successor to, or substitute for, such service, providing rate quotations comparable to those currently provided by ICE Benchmark Administration Limited, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for deposits in Dollars (for delivery on such day) for such Interest Period as displayed on the Bloomberg Page BBAM1 screen page that displays such rate (or, in the event such rate does not appear on a page of the Bloomberg Page BBAM1 screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided if such offered rate shall be less than zero, such rate shall be zero for the purposes of this Agreement. In the event that no such rate is available to the Administrative Agent, LIBO Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which the Administrative Agent determines that Dollars in an amount comparable to the amount of the applicable advances are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by the Administrative Agent; provided if such determination by the Administrative Agent shall be less than zero, such rate shall be deemed to be zero for the purposed of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Document” means this Agreement, each Guaranty Agreement, the Security Documents, the Notes and any other documents, agreements, certificates or instruments executed by or on behalf of any Loan Party or entered into in connection herewith.

“Loan Party” means, individually, each of the Borrower and each Guarantor and “Loan Parties” means, collectively, the Borrower and Guarantors.

“Loans” means the revolving loans made by the Lenders to the Borrower pursuant to Section 2.1.

“Luxembourg Guaranty Agreement” means the guaranty made by the Globant S.A. (Luxembourg) in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations or financial condition of the Loan Parties and the Subsidiaries of the Borrower, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights of or remedies or benefits available to the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means any direct and indirect Subsidiary of the Borrower that at any date of determination, holds more than $5,000,000 in assets (as determined in accordance with IFRS) and has generated more than $5,000,000 in revenue (determined in accordance with IFRS) for the Computation Period ending on the last day of the most recent period for which financial statements have been delivered after the Effective Date pursuant to Section 5.1; provided that all Subsidiaries that are not individually a “Material Subsidiary” shall not have aggregate total assets of more than $5,000,000 as of such date (determined in accordance with IFRS) or have generated more than $5,000,000 in aggregate total revenues (determined in accordance with IFRS) for such Computation Period.

“Maturity Date” means August 2, 2022 or any earlier date on which repayment of the Obligations in respect of Loans is accelerated pursuant to the terms hereof.

“Maximum Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such day to (b) Consolidated EBITDA for the Computation Period ending on such day.

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 9.2(b), and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” has the meaning specified in Section 2.9(e).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Participant” has the meaning specified in Section 9.4(d).

“Participant Register” has the meaning specified in Section 9.4(d).

“PATRIOT Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Encumbrances” means:

(a)          Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;

(c)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d)          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)          judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(k);

(f)           easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)          any interest or title of a lessor under any operating lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(h)          leases and subleases granted to others by the Borrower or any Subsidiary of the Borrower in the ordinary course of business on any real property that do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i)           non-exclusive licenses of intellectual property granted in the ordinary course of business which do not, in any case, (x) materially detract from the value of the intellectual property subject thereto or (y) materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and exclusive licenses of intellectual property granted in connection with any sale of assets permitted hereunder;

(j)           Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods;

(k)          Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of setoff or similar rights;

(l)           customary restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, in each case, to the extent the entry into such agreements is otherwise permitted hereunder;

(m)         Liens securing lease, utility and other similar deposits in the ordinary course of business;

(n)          setoff rights in connection with repurchase obligations in favor of the counterparty to such obligations in connection with Cash Equivalent Investments of a type referred to in clause (d) of the definition thereof; and

(o)          customary restrictions on assignment and transfer in intellectual property licenses under which the Borrower or any Subsidiary is a licensor or licensee;

provided that, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, including a Pension Plan), maintained, contributed to or required to be contributed to, by the Borrower or with respect to which the Borrower may have any liability.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by HSBC as its “prime rate” in effect at its office located at New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The “prime rate” is a rate set by HSBC based upon various factors including HSBC’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by HSBC shall take effect at the opening of business on the day specified in the public announcement of such change.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning specified in Section 9.4(c).

“Regulation U” means Regulation U of the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 8.6.

“Required Lenders” means, at any time, at least two Lenders having more than 50% of the Aggregate Credit Exposure of all Lenders; provided that, at any time only one Lender holds the Aggregate Credit Exposure, such Lender shall constitute the Required Lenders for purposes hereof. The Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resignation Effective Date” has the meaning specified in Section 8.6(a).

“Responsible Officer” means the chief executive officer, chief operating officer, president or Financial Officer of the Borrower, Globant S.A. (Luxembourg) or Globant S.A.U. (Spain), as applicable.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary, (ii) any payment of management fees or similar fees by the Borrower or any Subsidiary to any of its equity holders or any Affiliate thereof and (iii) any purchase of Equity Interests from present or former officers, directors or employees (or their respective spouses, ex-spouses or estates) of any Loan Party or any of their Subsidiaries in connection with restricted stock or the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans upon the death, disability, retirement, severance or termination of employment of such officer, director or employee.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC, and any successor thereto.

“Sanctions” has the meaning specified in Section 3.14.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means, collectively, (i) the Obligations, and (ii) all obligations of any Loan Party under any Lender Provided Hedging Agreement or any Lender Provided Financial Service Product, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, the “Secured Obligations” shall exclude any Excluded Swap Obligations.

“Secured Parties” means the Administrative Agent, each Lender and any other holder of Secured Obligations.

“Security Agreement” means the Security Agreement made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Security Documents” means the Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Secured Obligations.

“Spanish Guaranty Agreement” means the guaranty made by the Globant S.A. (Spain) in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any other Person the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as well as any other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by such Person, or (b) that is, as of such date, otherwise Controlled by such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall refer to a Subsidiary of the Borrower.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Credit Exposure” means, as to any Lender at any time, the outstanding unused Commitments and the Credit Exposure of such Lender at such time.

“Trade Date” has the meaning specified in Section 9.4(b)(i)(B).

“Transaction Costs” means, with respect to the Transactions or any Acquisition, the reasonable and documented fees, charges and other amounts related to the Transactions (including, in each case, any reasonable and documented underwriting, commitment, arrangement, structuring or similar fees), reasonable and documented merger and acquisition fees (including any investment and banking or brokerage fees), reasonable and documented legal fees and expenses, consulting and valuation fees, due diligence fees or any other fees and expenses in connection therewith).

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“UK Bribery Act” has the meaning specified in Section 3.23.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, as of any date of determination, the aggregate cash and investments described in clauses (a) through (h) of the definition of Cash Equivalent Investments including in the cash and investments described in clauses (a) through (h) of the definition of Cash Equivalent Investments listed on the consolidated balance sheet of the Borrower, without duplication and in accordance with IFRS, as at such date (excluding any amount thereof listed as “restricted”).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

“U.S. Tax Compliance Certificate” is defined in Section 2.17(g).

“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Equity Interests of which (other than directors’ qualifying shares required by law) are owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2           Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.3           Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.4           Accounting Terms and Determinations; IFRS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with IFRS, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.5           Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

Section 1.6           Time of Day. Unless otherwise specified, all references herein to time of day shall be references to Eastern time (daylight or standard, as applicable).

Article II

The Credits

Section 2.1           Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment then in effect, or (ii) the sum of the total Credit Exposure exceeding the aggregate Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.2           Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Subject to Section 2.13, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance with this Agreement; provided that, all Borrowings made on the Effective Date must be made as Base Rate Borrowings (unless the Borrower executes a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent) but may be converted into Eurodollar Borrowings in accordance with Section 2.7. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan;

provided that, any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000; provided that, a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitments then in effect. Borrowings of more than one Type may be outstanding at the same time; provided that, there shall not at any time be more than a total of seven Eurodollar Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.3           Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request signed by the Borrower by (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m. three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 1:00 p.m. one Business Day before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be submitted by hand delivery, telecopy or electronic communication to the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.2:

(i)          the aggregate principal amount of the requested Borrowing;

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

(iv)        in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.6.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4           Reserved.

Section 2.5           Reserved.

Section 2.6           Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York, New York and designated by the Borrower in the applicable Borrowing Request.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in its sole and absolute discretion in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Nothing in this Section 2.6(b) shall obligate the Administrative Agent to prefund any amount.

Section 2.7           Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise specified in Section 2.3. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by submitting an Interest Election Request signed by the Borrower by the time that a Borrowing Request would be required under Section 2.3 if the

Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be submitted by hand delivery, telecopy or electronic communication to the Administrative Agent.

(c)          Each written Interest Election Request shall specify the following information in compliance with Section 2.2:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

(iv)        if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

Section 2.8           Termination and Reduction of Commitments. (a)          Unless previously terminated, the Commitments shall be automatically and permanently reduced to zero on the Maturity Date.

(b)          The Borrower may, at any time and from time to time, reduce or terminate the Commitments; provided that, (i) each partial reduction of the Commitment shall be in a minimum amount of $5,000,000 or in an integral multiple of $1,000,000 in excess thereof, and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Credit Exposure would exceed the aggregate Commitments.

(c)          The Borrower shall notify the Administrative Agent of any election to reduce or terminate the Commitments under clause (b) of this Section at least three Business Days prior to the effective date of such reduction or termination, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that, any such notice of reduction or termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction or termination of the Commitments shall be permanent.

(d)          Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

Section 2.9           Repayment of Loans; Evidence of Debt.

(a)          The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then-unpaid principal amount of each Loan on the Maturity Date.

(b)          Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and any promissory note evidencing such Loan, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations or the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that Loans made by it be evidenced by a promissory note (each, a “Note”) substantially in the form of Exhibit A. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more Notes payable to the order of the payee named therein.

Section 2.10         Prepayment of Loans.

(a)          Voluntary. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with this Section.

(b)          Notice Matters. The Borrower shall notify the Administrative Agent by submitting a written notice signed by the Borrower (by hand delivery, telecopy or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, any such notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.8, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.8. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under Section 2.10(a) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. If a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16.

(c)          Overadvance. The Borrower shall prepay Loans hereunder in such amounts and at such times (including in connection with any optional or scheduled reduction of the total amount of the Commitments) to assure that the total Credit Exposure does not exceed the then-current total aggregate amount of Commitments.

Section 2.11         Fees.

(a)          Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at 0.25% of the daily amount of the unused Commitment (if any) of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.

(b)          Administrative Agent’s Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)          Computation of Fees; Etc. All fees payable under this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances.

Section 2.12         Interest.

(a)          The Loans comprising each Base Rate Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          Notwithstanding anything to the contrary herein, upon the request of the Required Lenders, at any time an Event of Default exists, (i) the Applicable Rate with respect to each Loan shall be increased by 2%, and (ii) all other amounts payable by the Borrower hereunder shall bear interest at a rate 2% above the rate applicable to Base Rate Borrowings as provided in clause (a) above, in each of the foregoing clauses (i) and (ii), after as well as before judgment; provided, that the increases described in this clause (c) shall be effective immediately upon (x) any amount of principal of any Loan not being paid when due (without regard to any applicable grace period), whether at stated maturity, by acceleration or otherwise, or (y) an Event of Default described in Section 7.1(h) or Section 7.1(i).

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that, (i) interest accrued pursuant to clause (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13         Alternate Rate of Interest. Notwithstanding any other provision of this Agreement, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for an Interest Period with the duration of such Interest Period; or

(b)          the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for an Interest Period with the duration of such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, followed promptly by written confirmation thereof delivered by telecopy or (if arrangements for doing so have been approved by the Administrative Agent) electronic communication as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, then (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing with an Interest Period having the duration of such Interest Period shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing with an Interest Period having the duration of such Interest Period, such Borrowing shall be made as a Eurodollar Borrowing having an Interest Period with the shortest available duration described in the definition of “Interest Period” or, in the absence of any such available duration, as a Base Rate Borrowing.

Section 2.14         Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 2.14(e));

(ii)         subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such

Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender or other Recipient setting forth the amount or amounts necessary to compensate such Lender or other Recipient or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender or other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or other Recipient’s right to demand such compensation; provided that, the Borrower shall not be required to compensate a Lender or other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such other Recipient’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          Eurocurrency Liabilities. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that, the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

Section 2.15         Change in Legality. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain, or convert any Loan into, a Eurodollar Loan, then, upon written notice by such Lender to the

Borrower and to the Administrative Agent, which notice shall specify the extent of such unlawfulness (e.g., whether such unlawfulness applies to Eurodollar Loans generally or only to Interest Periods of a particular length):

(a)          any request for the making or continuation of, or the conversion of Base Rate Loans into, Eurodollar Loans shall, solely as to such Lender and to the extent a Eurodollar Loan by such Lender would be (or during the applicable Interest Period would become) unlawful, be disregarded and the portion of the Loan of such Lender that would be part of the applicable Borrowing of Eurodollar Loans shall be made as, converted to or continue to be maintained as a Base Rate Loan (or bear interest at such other rate as may be agreed between the Borrower and such Lender); and

(b)          each outstanding Eurodollar Loan of such Lender shall, on the last day of the Interest Period therefor (unless such Loan may be continued as a Eurodollar Loan for the full duration of any requested new Interest Period without being unlawful) or on such earlier date as such Lender shall specify is necessary pursuant to the applicable Change in Law, convert to a Base Rate Loan.

Section 2.16         Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.8(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then-current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, including in reasonable summary detail a description of the basis for such compensation and a calculation of such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17         Taxes.

(a)          FATCA. For purposes of this Section 2.17, the term “Applicable Law” includes FATCA.

(b)          Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(d)          Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.4(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)           Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)          Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(g)(ii)(A) and 2.17(g)(ii)(B) and 2.17(h) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)         any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-

E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” Article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty;

(2)         executed originals of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner; and

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(h)          Documentation Required by FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j)           Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(k)          Updates. Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.17 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Section 2.18         Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)          The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.16 or 2.17, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without defense, deduction, recoupment, setoff or counterclaim. Any amounts received after such time on any date may, in the sole and absolute discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon and fees with respect thereto. All such payments shall be made to the Administrative Agent at its offices at 425 5th Avenue, New York, NY 10018, except that payments pursuant to Sections 2.14, 2.16, 2.17 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)          Except as otherwise provided in Section 7.2, if, at any time, insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)          If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them; provided that:

(x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(y) the provisions of this Section 2.18(c) shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may in its sole and absolute discretion assume that the Borrower has made such payment on such date in accordance herewith and may, in its sole and absolute discretion in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing in this Section 2.18(d) shall obligate the Administrative Agent to prefund any amount.

(e)          The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.3(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.3(c).

Section 2.19         Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or delivers a notice described in Section 2.15, or requires the Borrower to pay any Indemnified Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce any amount payable pursuant to Section 2.14 or 2.17, or illegality, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if any Lender delivers a notice described in Section 2.15 or if the Borrower is required to pay any Indemnified Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with

Section 2.19(a) (each such Lender, an “Increased Cost Lender”), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.17) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)          the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.4 (other than in the case of the replacement of a Defaulting Lender or a Non-Consenting Lender);

(ii)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)        in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)        in the case of any such assignment resulting from a notice of illegality under Section 2.15, such assignment will eliminate such illegality;

(v)         such assignment does not conflict with Applicable Law; and

(vi)        in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Assumption necessary to effect any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.19. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as an Increased Cost Lender, Non-Consenting Lender or Defaulting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effect such assignment in accordance with Section 9.4. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.4 on behalf of an Increased Cost Lender, Non-Consenting Lender or Defaulting Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.4.

Section 2.20         Reserved.

Section 2.21         Defaulting Lenders.

(a)          Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in the definition of Required Lenders.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.1 or otherwise), or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.8, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent in its sole and absolute discretion, to be held in a deposit account as Cash Collateral for release in such order as the Administrative Agent shall determine in order to satisfy (x) such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) such Defaulting Lender’s future indemnity obligations to the Administrative Agent under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are funded pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees. No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)          Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustment will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 3.1           Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its property and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.

Section 3.2           Authorization; Enforceability. The Transactions are within the corporate or other applicable organizational powers of the Loan Parties and have been duly authorized by all necessary corporate or other applicable organizational actions and, if required, actions by stockholder and other equity holders. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.3           Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any Applicable Law or the charter, by-laws or other organizational documents of any Loan Party or any Subsidiary of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any Subsidiary of the Borrower or their assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary of the Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary of the Borrower (except for Liens created by the Security Documents).

Section 3.4           Financial Condition; No Material Adverse Effect.

(a)          The Borrower has furnished the Lenders a balance sheet and statements of income, stockholders’ equity and cash flows of Globant S.A (Luxembourg) and its Subsidiaries on a Consolidated basis as of and for the fiscal year ended 2016, audited on by independent public accountants. Such financial statements were prepared in accordance with IFRS consistently applied, present fairly the financial position and results of operations and cash flows of Globant S.A. (Luxembourg) and its Subsidiaries on a Consolidated basis as of such dates and for such periods.

(b)          No Loan Party has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the financial statements referred to in Section 3.4(a) or in the notes thereto. No Material Adverse Effect has occurred since Effective Date and no other facts or circumstances exist nor has any development or event occurred that has had or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)          All balance sheets, all statements of income and of cash flows and all other financial information of Globant S.A. (Luxembourg) and its Subsidiaries furnished pursuant to Section 5.1 have been and will for periods following the Effective Date be prepared in accordance with IFRS consistently applied, and do or will present fairly the financial condition of the Persons covered thereby on a Consolidated basis as at the dates thereof and the results of their operations for the periods then ended.

(d)          The forecasted balance sheet and statements of income and cash flows of Globant S.A. (Luxembourg) and its Subsidiaries delivered pursuant to Section 5.1(d) were prepared on a Consolidated basis in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Globant S.A. (Luxembourg)’s reasonable estimate of its future financial condition and performance, it being understood that such forecasts (i) are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized, the actual results may differ and that such differences may be material and (ii) are not a guarantee of performance.

Section 3.5           Properties. Each of the Borrower and its Subsidiaries has (i) in the case of owned real property, good and marketable title to, (ii) in the case of owned personal property, good and valid title to, and (iii) in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all its real and personal property necessary or used in the ordinary conduct of its business, except for defects in title that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 6.3.

Section 3.6           Litigation and Environmental Matters.

(a)          There are no actions, suits, litigation, investigations or proceedings by, of or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened by or against or affecting any Loan Party or any Subsidiary of the Borrower or against any of its property or assets (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve, or purport to affect or pertain to, this Agreement, any other Loan Document or the Transactions.

(b)          Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or Subsidiary of the Borrower (i) has failed to comply with any Environmental Law or any remediation order, notice of claim, notice of infraction or other order under any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

(c)          Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, with respect to any real property owned or leased by any Loan Party or any Subsidiary of the Borrower, (i) there has been no release of Hazardous Materials at, from, or to the real property, including the soils, surface waters, or ground waters thereof, and (ii) there are no conditions at the real property which, with the passage of time, or giving of notice, or both, would be reasonably likely to result in an Environmental Liability.

(d)          Since the date of this Agreement, there has been no change in the status, or financial effect on any Loan Party or any Subsidiary of the Borrower, of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

Section 3.7           Compliance with Laws and Contractual Obligations; No Defaults. Each Loan Party and each Subsidiary of the Borrower is in compliance in all material respects with all Applicable Laws. Each Loan Party and each Subsidiary of the Borrower is in compliance with all of its Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither any Loan Party nor any Subsidiary of the Borrower is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions.

Section 3.8           Investment Company Status; Other Laws. No Loan Party or Subsidiary of the Borrower is or is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.9           Taxes. Each Loan Party and each Subsidiary of the Borrower has timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed by it and has paid or caused to be paid all federal, state and other material taxes, assessments, fees and other governmental charges required to have been paid by it or levied or imposed upon it or its properties, income or assets otherwise due and payable, except Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with IFRS.

Section 3.10         ERISA Compliance. Each Plan is in compliance in all material respects with all applicable requirements of ERISA, the IRC and other Applicable Law. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No claim, action, suit, audit or investigation with respect to any Plan exists or has been commenced or, to the knowledge of the Borrower, threatened, other than routine claims for benefits and except for such claims, actions, suits, audits and investigations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules arising under ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower and each ERISA Affiliate has complied with the Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding requirements under the Funding Rules has been applied for or obtained. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430 of the IRC) is 60% or higher and no facts or circumstances exist that could reasonably be expected to cause the funding target attainment percentage to drop below such threshold as of the most recent valuation date.

Section 3.11         Insurance. Set forth on Schedule 3.11 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Effective Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

Section 3.12         Margin Regulations. No Loan Party and no Subsidiary thereof is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, directly or indirectly, to purchase or carry, or to extend credit to others to purchase or carry, any margin stock (within the meaning of Regulation U) or for any other purpose that entails a violation of any Regulations of the FRB, including Regulation U.

Section 3.13         Subsidiaries; Equity Interests. No Loan Party has any Subsidiaries other than those specifically disclosed in Part I of Schedule 3.13 (and any Subsidiaries that are permitted to have been organized or acquired after the Effective Date in accordance with Section 6.6). All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part I of Schedule 3.13 free and clear of all Liens (other than Liens created by the Security Documents and Liens permitted under Section 6.3). No Loan Party has any equity investments in any other Person other than those specifically disclosed in Part II of Schedule 3.13 (and any Subsidiaries that are permitted to have been organized or acquired after the Effective Date in accordance with Section 6.6). All of the outstanding Equity Interests in the Borrower have been validly issued, and are fully paid and nonassessable and are owned by Globant S.A. (Spain) in the amounts specified on Part III of Schedule 3.13 free and clear of all Liens.

Section 3.14         Sanctions. Neither any Loan Party nor any Subsidiary of a Loan Party has any director or officer, or any employee, agent, or affiliate, of such any such Loan Party or Subsidiary is a Person that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, Cuba, the Crimea region of the Ukraine, Iran, North Korea, Sudan and Syria.

Section 3.15         Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Loan Party or any Subsidiary of the Borrower is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The reports, financial statements, certificates or other information (whether in writing or orally) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant to or in connection with the Loan Documents (as modified or supplemented by other information so furnished), when taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood that such forecasts (i) are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and adverse and (ii) are not a guarantee of performance.

Section 3.16         Security Documents. The Security Agreement, upon execution and delivery thereof by the parties thereto, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Security Agreement, when financing statements and other filings in appropriate form are or have been filed in the appropriate offices, the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each Loan Party in such Collateral and the proceeds thereof solely to the extent a security interest can be perfected solely by such filing or other action required thereunder as security for the Secured Obligations, in each case prior and superior in right to any other Person (except for Liens permitted by Section 6.3).

Section 3.17         Solvency, etc.

(a)          On the Effective Date, and immediately prior to and after giving effect to the Transactions and each Borrowing hereunder and the use of the proceeds thereof, with respect to the Borrower, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including contingent liabilities), (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to pay its debts and other liabilities (including contingent liabilities) as they become absolute and matured in the ordinary course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital; provided that, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b)          On the Effective Date, and immediately prior to and after giving effect to the Transactions and each Borrowing hereunder and the use of the proceeds thereof, (a) the fair value of the assets of the Loan Parties (on a Consolidated basis) is greater than the amount of the liabilities (including contingent liabilities), (b) the present fair saleable value of the assets of the Loan Parties (on a Consolidated basis) is not less than the amount that will be required to pay the probable liability of the Loan Parties (on a Consolidated basis) on their debts as they become absolute and matured, (c) the Loan Parties (on a Consolidated basis) are able to pay their debts and other liabilities (including contingent liabilities) as they become absolute and matured in the ordinary course of business, (d) the Loan Parties do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, and (e) the Loan Parties (on a Consolidated basis) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital; provided that, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.18         Reserved.

Section 3.19         Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

Section 3.20         Labor Matters. Except as set forth on Schedule 3.20, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters in any material respect.

Section 3.21         Reserved

Section 3.22         EEA Financial Institution. No Loan Party is an EEA Financial Institution.

Section 3.23         Anti-Corruption. No Loan Party or Subsidiary of a Loan Party or, to the knowledge of any such party, any director, officer, agent, employee, Affiliate or other Person acting on behalf of any such party is aware or has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-bribery law or anti-corruption law, including, but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Loan Parties and their respective Subsidiaries and, to the knowledge of any Loan Party or any of their Affiliates, have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations (including other applicable anti-corruption laws) and have instituted and maintain policies and procedures designed to ensure, and which are reasonable expected to continue to ensure, continued compliance therewith.

Section 3.24         Use of Proceeds. The proceeds of the Loans, shall be used to pay fees, commissions and expenses of the Transactions, for general corporate purposes (including, without limitation, payments in connection with Acquisitions permitted hereunder) and working capital requirements of the Borrower.

Article IV

Conditions Precedent

Section 4.1           Effective Date. The obligations of the Lenders to make Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2):

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received the following, each in form and substance satisfactory to the Administrative Agent:

(i)          a counterpart of (x) the Luxembourg Guaranty Agreement executed by Globant S.A. (Luxembourg) and (y) the Spanish Guaranty Agreement executed by Globant S.A. (Spain);

(ii)         a counterpart of the Security Agreement executed by the Borrower;

(iii)        each document (including Uniform Commercial Code financing statements) required by the Security Documents or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral that is capable of being perfected by the filing of a Uniform Commercial Code financing statement described therein, prior to all other Liens (subject only to Liens permitted pursuant to Section 6.3), in proper form for filing, registration or recording;

(iv)        certified copies of Uniform Commercial Code and other Lien search reports dated a date near to the Effective Date, listing all effective financing statements and other Lien filings that name the Borrower (under their current names and any previous names) as debtors, together with (A) copies of such financing statements or other Lien filings, and (B) such Uniform Commercial Code termination statements or amendments or other Lien terminations, as applicable, as the Administrative Agent may request;

(v)         such documents, incumbency and other certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions, the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents and any other legal matters relating to the Loan Parties, this Agreement or the Transactions (it being understood and agreed that the Administrative Agent and the Lenders shall be entitled to conclusively rely on such documents, incumbency and certificates until notice is received by the Administrative Agent from the Borrower to the contrary);

(vi)        evidence satisfactory to the Administrative Agent of the receipt of all consents required to effect the Transactions, including all regulatory approvals and licenses, if applicable;

(vii)       evidence of the existence of insurance required to be maintained pursuant to Section 5.5, together with evidence that the Administrative Agent has been named as lender’s loss payee and an additional insured on all related insurance policies; and

(viii)      a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in clauses (a) and (b) of Section 4.2.

(c)          The Administrative Agent shall have received favorable written legal opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of New York counsel for the Loan Parties, Luxembourg counsel to Globant S.A. (Luxembourg), and Spanish counsel to Globant S.A. (Spain), each in form and substance reasonably satisfactory to the Administrative Agent, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request.

(d)          Each Lender shall have received payment of all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(e)          The Administrative Agent and each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case, to the extent requested in writing at least five (5) Business Days prior to the Effective Date.

(f)           Since December 31, 2016, there shall not have occurred any Material Adverse Effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.2           Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)          The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or warranty shall be true and correct in all respects) as of such earlier date.

(b)          At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred or is continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section.

Article V

Affirmative Covenants

So long as any Lender has any Commitment hereunder, any Loans, any Obligations or any other amount payable hereunder or under any other Loan Document has not been paid in full, the Borrower covenants and agrees, for itself and its Subsidiaries, with the Administrative Agent and the Lenders that:

Section 5.1           Financial Statements and Other Information. The Borrower shall furnish, or shall cause to be furnished, to the Administrative Agent and each Lender:

(a)          as soon as practicable, but in any event within 120 days after the end of each fiscal year:

(i)          Globant S.A. (Luxembourg)’s audited balance sheet and related statements of operations (which shall include, for the avoidance of doubt, an accounts receivable report), shareholders’ equity and cash flows as of the end of and for such year on a Consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants selected by Globant S.A. (Luxembourg) and reasonably acceptable to the Administrative Agent (it being understood and agreed that Deloitte & Co. S.A. is deemed acceptable to the Administrative Agent) (without any qualification or exception which (x) is of a “going concern” or similar nature (other than any qualifications arising from the Loans hereunder maturing, in accordance with their terms on a non-accelerated basis, less than one year following the date of such financial statements), (y) relates to the limited scope of examination of matters relevant to such financial statement, or (z) relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which could be reasonably expected to result in a Default or Event Default) to the effect that such financial statements present fairly, in all material respects, the financial position and results of operations of Globant S.A. (Luxembourg) and its Subsidiaries on a Consolidated basis in accordance with IFRS consistently applied;

(ii)         Borrower’s balance sheet and related statements of operations (which shall include, for the avoidance of doubt, an accounts receivable report), as of the end of and for such year on a Consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position and results of operations of Borrower in accordance with IFRS consistently applied;

(b)          as soon as practicable, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower’s and Globant S.A. (Luxembourg)’s balance sheet and related statements of operations (which shall include, for the avoidance of doubt, an accounts receivable report), shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, each certified by a Financial Officer of the Borrower and Globant S.A. (Luxembourg), respectively, as presenting fairly, in all material respects, the financial position and results of operations of the Borrower and Globant S.A. (Luxembourg)’s consolidated Subsidiaries on a Consolidated basis in accordance with IFRS consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)          concurrently with any delivery of financial statements under clause (a) or (b) above, a duly completed and executed Compliance Certificate of a Financial Officer of the Borrower and Globant S.A. (Luxembourg), as applicable, (i) certifying as to whether a Default or Event of Default has occurred or is continuing and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.1, and (iii) stating whether any change in IFRS or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)          as soon as available, but in any event within 90 days after the end of each fiscal year of Globant S.A. (Luxembourg), forecasts prepared by management of Globant S.A. (Luxembourg) on a Consolidated basis, in form satisfactory to the Administrative Agent and the Required Lenders, of balance sheets and statements of income or operations and cash flows of Globant S.A. (Luxembourg) and its Subsidiaries on a quarterly basis for the immediately following fiscal year and any projected changes in financial position of Globant S.A. (Luxembourg) and its Subsidiaries and a description of the underlying assumptions applicable thereto, and as soon as available, significant revisions, if any, of such forecast with respect to such fiscal year;

(e)          promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary of the Borrower (including, without limitation, information and certifications regarding whether the Guarantors constitute “eligible contract participants” as defined in the Commodity Exchange Act and the regulations thereunder), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request. The Administrative Agent and each Lender agrees to keep all information obtained by them pursuant to this clause (e) confidential in accordance with Section 9.12. Notwithstanding the foregoing, no Loan Party or Subsidiary thereof shall be required to disclose any information to the extent that (i) such Loan Party or Subsidiary is prohibited from furnishing such other information (x) by Applicable Law or (y) a binding confidentiality obligation owed by such Loan Party or such Subsidiary to any third party (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.1(e)), it being understood and agreed that this Section 5.1(e) shall not be applied to augment the periodic reporting obligation of any Loan Party under this

Agreement, (ii) such information constitutes non-financial trade secrets or non-financial proprietary information or (iii) such information is subject to attorney client privilege or constitutes attorney work product; provided that, in each case, the Borrower shall provide notice to the Administrative Agent that such information is being withheld and (other than with respect to clause (iii) above) the Borrower shall use its commercially reasonable efforts to obtain the relevant consents and to communicate, to the extent both feasible and permitted under applicable law or confidentiality obligation, the applicable information.

Section 5.2           Notices of Material Events. The Borrower shall furnish to the Administrative Agent for distribution to each Lender written notice of the following:

(a)          promptly, and in any event within three (3) days after any Responsible Officer of the Borrower or any other Loan Party obtains knowledge thereof, the occurrence of any Default or Event of Default;

(b)          promptly, and in any event within three (3) days after any Responsible Officer of the Borrower or any other Loan Party obtains knowledge thereof, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Subsidiary of the Borrower that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)          promptly upon a Responsible Officer of the Borrower or any Loan Party obtaining knowledge thereof, the occurrence of any ERISA Event (or the maintenance, commencement or, to the knowledge of the Borrower, threat of any claim, action, suit, audit or investigation with respect to any Plan other than routine claims for benefits) that, alone or together with any other ERISA Events that have occurred (and any such claims, actions, suits, audits or investigations with respect to any Plan that are being maintained or have commenced or, to the knowledge of the Borrower, have been threatened), could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000;

(d)          promptly upon any Responsible Officer of the Borrower or any other Loan Party obtaining knowledge thereof, any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary of the Borrower;

(e)          promptly upon any Responsible Officer of the Borrower or any Loan Party obtaining knowledge thereof, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect, including, without limitation, (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary of the Borrower and (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary of the Borrower, including pursuant to any applicable Environmental Laws; and

(f)           promptly, and in any event, within three (3) days after any Responsible Officer of the Borrower or any other Loan Party obtains knowledge thereof, the occurrence of any of the actions or events set forth in clauses (h), (i) or (j) of Section 7.1 with respect any Subsidiary of a Loan Party.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3           Existence; Conduct of Business. Each Loan Party shall, and shall cause each other Loan Party and each Material Subsidiary to, do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence and good standing (or its jurisdictional equivalent) under the laws of the jurisdiction of its organization, (b) maintain all requisite power and authority to carry on its business as now conducted, (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, preserve, renew and keep in full force and effect its qualification to do business in, and its good standing (or its jurisdictional equivalent) in, every jurisdiction where such qualification is required, and (d) preserve, renew and keep in full force and effect all other rights, qualifications, licenses, permits, privileges and franchises necessary or desirable to the conduct of its business; provided that, the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution expressly permitted under Section 6.4.

Section 5.4           Payment of Obligations. Each Loan Party shall, and shall cause each Subsidiary of the Borrower to, pay as the same shall become due and payable all of its material obligations and liabilities, including Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, and (b) the Borrower or such Loan Party or such Subsidiary of the Borrower has set aside on its books adequate reserves with respect thereto in accordance with IFRS.

Section 5.5           Maintenance of Properties; Insurance. The Borrower shall, and shall cause each other Loan Party to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements thereof except, in the case of each of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) maintain, with financially sound and reputable insurance companies that are not Affiliates of the Borrower, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as lenders loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent and each Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice shall be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy, and (iii) reasonably acceptable in all other respects to the Administrative Agent.

Section 5.6           Books and Records; Inspection Rights. (a)           Each Loan Party shall, and shall cause each Subsidiary of the Borrower to, keep proper books of record and account in which complete and accurate entries, in all material respects, in conformity with IFRS consistently applied are made of all dealings and transactions in relation to its assets, business and activities.

(b)          Each Loan Party shall, and shall cause each Subsidiary of the Borrower to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, when a Default or Event of Default has occurred or is continuing, the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. All such inspections or audits by the Administrative Agent shall be at the Borrower’s expense; provided that (i) so long as no Default or Event of Default exists, the Borrower shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once in each fiscal year and (ii) any such reimbursement shall be limited to reasonable and documented expenses. The Borrower hereby authorizes and instructs its independent accountants to discuss the Borrower’s affairs, finances and condition with the Administrative Agent and any Lender, at the Administrative Agent’s or such Lender’s request; provided, that, unless an Event of Default shall have occurred and is continuing, the Borrower shall have been afforded a reasonable opportunity to be present at any such discussions. The Administrative Agent and each Lender agrees to keep all information obtained by them pursuant to this Section confidential in accordance with Section 9.12. Notwithstanding the foregoing, no Loan Party or Subsidiary thereof shall be required to disclose any information to the extent that (i) such Loan Party or Subsidiary is prohibited from furnishing such other information (x) by Applicable Law or (y) a binding confidentiality obligation owed by such Loan Party or such Subsidiary to any third party (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.6), it being understood and agreed that this Section 5.6 shall not be applied to augment the periodic reporting obligation of any Loan Party under this Agreement, (ii) such information constitutes non-financial trade secrets or non-financial proprietary information or (iii) such information is subject to attorney client privilege or constitutes attorney work product; provided that, in each case, the Borrower shall provide notice to the Administrative Agent that such information is being withheld and (other than with respect to clause (iii) above) the Borrower shall use its commercially reasonable efforts to obtain the relevant consents and to communicate, to the extent both feasible and permitted under applicable law or confidentiality obligation, the applicable information.

Section 5.7           Compliance with Laws and Contractual Obligations. Each Loan Party shall, and shall cause each Subsidiary of the Borrower to, comply in all material respects with Applicable Law (including Environmental Laws, Sanctions and Anti-Money Laundering Laws), and perform in all material respects its Contractual Obligations.

Section 5.8           Use of Proceeds. The proceeds of the Loans shall be used only to pay Transaction Costs, for general corporate purposes (including, without limitation, payments in connection with Acquisitions permitted hereunder) and working capital of the Borrower. No part of the proceeds of any Loan shall be used, whether directly or indirectly, for any purpose that entails a violation of any Regulation of the FRB, including Regulations T, U and X.

Section 5.9           Further Assurances.

(a)          Each Loan Party shall take such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time, at the Borrower’s expense, to carry out more effectively the purposes of the Loan Documents and to ensure that the Secured Obligations are secured by substantially all of the assets of the Borrower and each Material Subsidiary (as well as all Equity Interests of each Domestic Subsidiary and 65% of all Equity Interests of each Foreign Subsidiary that is owned by either the Borrower or a Domestic Subsidiary) and guaranteed by Globant S.A. (Luxembourg), Globant S.A. (Spain) and each Material Subsidiary (including, upon the acquisition or creation thereof, any Material Subsidiary acquired or created after the Effective Date), in each case as the Administrative Agent may determine in its reasonable discretion; provided that, no Loan Party shall be required to (i) take any collateral perfection action other than the filing of Uniform Commercial Code financing statements or (ii) bear the costs or expenses of any collateral perfection other than as described in clause (i), in each case, except following the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default.

(b)          Reserved.

(c)          If any Material Subsidiary is formed or acquired after the Effective Date, the Borrower shall promptly, and in any event within 30 days (or such longer period as the Administrative Agent may agree) after such newly formed or acquired Material Subsidiary is formed or acquired, notify the Administrative Agent thereof, and cause such Material Subsidiary to become a Guarantor by delivering to the Administrative Agent any applicable Security Documents (in each case in the form contemplated hereby or otherwise acceptable to the Administrative Agent), duly executed and delivered by such Material Subsidiary, pursuant to which such Material Subsidiary agrees to be bound by the terms and provisions thereof, such Security Documents to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)          The Borrower shall furnish to the Administrative Agent at least 30 days’ prior written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization, or (iii) in any Loan Party’s organizational identification number (if applicable).

(e)          Not later than five days after delivery of financial statements pursuant to Section 5.1(a), the Borrower shall deliver to the Administrative Agent a certificate duly executed by a Responsible Officer of the Borrower (i) setting forth any updates to Schedule 3.13 or (ii) confirming that there has been no change in such information since the Effective Date or the most recent certificate delivered pursuant to this Section (as applicable).

Section 5.10         Deposit Accounts. Unless the Administrative Agent otherwise consents in writing, the Borrower shall maintain its primary operating accounts with the Administrative Agent or Citibank, N.A.

Section 5.11         Accuracy of Information. The Borrower will ensure that any information, including financial statements or other documents, prepared by or on behalf of the Borrower and furnished to the Administrative Agent or the Lenders in connection with any Loan Document or any amendment or modification thereof or waiver thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.11.

Article VI

Negative Covenants

So long as any Lender has any Commitment hereunder, any Loans , any Obligations or any other amount payable hereunder or under any other Loan Document has not been paid in full, the Borrower covenants and agrees, for itself and on behalf of its Subsidiaries, with the Administrative Agent and the Lenders that:

Section 6.1           Financial Covenants.

(a)          Minimum Asset Coverage Ratio. The ratio of (i) the sum of Accounts and Unrestricted Cash to (ii) the Total Credit Exposure for any Computation Period shall be at least 1.10 to 1.00 for such period.

(b)          Maximum Leverage Ratio. The Maximum Leverage Ratio as of the last day of any Computation Period shall not exceed 2.00 to 1.00 for such period.

(c)          Capital Expenditures. The Borrower will not, and will not permit any other Loan Party or Subsidiary thereof to, make or commit to make any Capital Expenditure, except for such Capital Expenditures made in the ordinary course of business during any fiscal year of the Loan Parties in an aggregate amount not to exceed 5% of the Consolidated Net Revenue for such period.

(d)          Consolidated Net Revenue. The percentage of the Consolidated Net Revenue attributed to the Borrower and its Subsidiaries shall not be less than 60% of the Consolidated Net Revenue.

Section 6.2           Indebtedness. The Borrower shall not, and shall not cause or permit any Subsidiary of the Borrower to, create, incur, assume or permit to exist any Indebtedness, except:

(a)          Indebtedness created under the Loan Documents;

(b)          Indebtedness existing on the date hereof and set forth in Schedule 6.2, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, except reasonable fees and expenses incurred in connection with such extension, renewal or replacement, or change any direct or contingent obligor with respect thereto;

(c)          Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

(d)          Guarantees by the Borrower of Indebtedness otherwise permitted hereunder of any Subsidiary and by any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary;

(e)          Indebtedness of the Borrower or any Subsidiary of the Borrower incurred to finance the acquisition, construction, repair, development or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except reasonable fees and expenses incurred in connection with such extension, renewal or replacement; provided that, (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction, repair, development or improvement, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $750,000 at any time outstanding;

(f)           Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof; provided that, (i) such Indebtedness exists at the time such Person becomes a Subsidiary of the Borrower and is not created in contemplation of or in connection with such Person becoming a Subsidiary of the Borrower, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $750,000 at any time outstanding;

(g)          Reserved.

(h)          obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Hedging Agreement permitted under Section 6.7;

(i)           Reserved.

(j)           contingent liabilities arising with respect to customary indemnification obligations in favor of sellers, unsecured earn-outs or deferred purchase price obligations, or other similar contingent payment obligations in connection with Acquisitions permitted under Section 6.4 and purchasers in connection with Dispositions permitted under Section 6.5; and

(k)          other unsecured Indebtedness in an aggregate principal amount not exceeding $750,000 at any time outstanding.

Section 6.3           Liens. The Borrower shall not, and shall not cause or permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)          Liens pursuant to any Loan Document;

(b)          Permitted Encumbrances;

(c)          any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.3; provided that, (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary, and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except for reasonable fees and expenses incurred in connection with such extension, renewal or replacement;

(d)          any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that, (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except for reasonable fees and expenses incurred in connection with such extension, renewal or replacement;

(e)          Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that, (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.2, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the fixed or capital assets being acquired, constructed or improved, and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(f)           Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business.

Section 6.4           Fundamental Changes. No Loan Party shall, and no Loan Party shall cause or permit any Subsidiary of the Borrower to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with and into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person (other than the Borrower, Globant S.A. (Luxembourg) or Globant S.A. (Spain)) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Wholly Owned Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders (v) any merger or consolidation to effect an Investment permitted under Section 6.6 or a Disposition permitted under Section 6.5, and (vi) any Acquisition by a Loan Party or any Wholly Owned Subsidiary where:

(A)         immediately before and after giving effect to such Acquisition, no Default shall exist;

(B)         immediately after giving effect to such Acquisition, the Loan Parties shall be in pro forma compliance with all the financial ratios and restrictions set forth in Section 6.1;

(C)         in the case of the Acquisition of any Person, the board of directors or other applicable managing entity of such Person shall have approved such Acquisition;

(D)         if requested by the Administrative Agent, reasonably prior to such Acquisition, the Administrative Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Administrative Agent may require to evidence the termination of Liens on the assets or business to be acquired; and

(E)         the provisions of Section 5.9 shall be satisfied;

provided that, any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.6.

Section 6.5           Disposition of Property. The Borrower shall not, and shall not cause or permit any of its Subsidiaries, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Equity Interests to any Person, except:

(a)          the Disposition of obsolete or worn out property in the ordinary course of business;

(b)          the sale of inventory in the ordinary course of business;

(c)          the sale or issuance of any Subsidiary’s Equity Interests to the Borrower or any other Loan Party or, in the case of any Subsidiary that is not a Loan Party, to any other Subsidiary that is not a Loan Party;

(d)          any Disposition of assets (i) from one Foreign Subsidiary to another Foreign Subsidiary, (ii) from one Domestic Subsidiary to another Domestic Subsidiary, (iii) from one Loan Party to another Loan Party or (iv) from a Subsidiary to a Loan Party;

(e)          sales of Cash Equivalent Investments in the ordinary course of business and for fair market value; and

(f)           the Disposition of other property not described in clauses (a) through (e) above for not less than fair market value as long as (i) at least 75% of the consideration therefor consists of cash and Cash Equivalent Investments, and (ii) the aggregate fair market value of such property so disposed of does not exceed $750,000.

Section 6.6           Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Investment, except:

(a)          Cash Equivalent Investments;

(b)          Investments by the Borrower in the Equity Interests of its Subsidiaries;

(c)          Investments by any Loan Party in any other Loan Party;

(d)          loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

(e)          Guarantees constituting Indebtedness permitted by Section 6.2;

(f)           (i) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes and (ii) Investments consisting of loans to employees to finance the purchase of Equity Interests (other than Disqualified Equity Interests) of the Borrower pursuant to employee stock purchase plans or agreements approved by the Borrower’s board of directors in an aggregate principal amount not to exceed $50,000 outstanding at any time;

(g)          bank deposits in the ordinary course of business;

(h)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i)           non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the Disposition of property permitted by this Agreement;

(j)           Investments to consummate Acquisitions permitted by Section 6.4;

(k)          Hedging Agreements permitted by Section 6.7, to the extent any such Hedging Agreement constitutes an Investment;

(l)           Investments listed on Schedule 6.6 as of the Effective Date; and

(m)         Investments existing when a Person becomes a Subsidiary or at the time such Person merges or consolidates with the Borrower or any Subsidiary as permitted under Section 6.4, so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation, merger or Acquisition;

provided that, any Investment that when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

Section 6.7           Hedging Agreements. The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any such Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Subsidiary), and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rates, or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any such Subsidiary.

Section 6.8           Restricted Payments. The Loan Parties shall not, and shall not cause or permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments in an aggregate amount that exceeds $10,000,000 during any fiscal year.

Section 6.9           Transactions with Affiliates.

(a)          No Loan Party shall, and no Loan Party shall cause or permit any Subsidiary of the Borrower to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business on terms and conditions not less favorable to such Loan Party or Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Loan Parties not involving any other Affiliates, (iii) transactions expressly permitted pursuant to this Agreement, (iv) employment, consulting, severance and other service or benefit related arrangements between the Loan Parties and their respective officers and employees in the ordinary course of business, (v) the payment of ordinary course customary fees, expenses and indemnities to directors, officers, employees and consultants of the Loan Parties, and (vi) any transaction with an Affiliate that, as such, has been expressly approved by either a majority of such Loan Party’s independent directors or a committee of such Loan Party’s directors consisting solely of independent directors, in each case, in accordance with such independent directors’ fiduciary duties in their capacity as such and upon advice from independent counsel.

(b)          The Borrower shall not maintain intercompany receivables owed to any of its Affiliates organized under the laws of the Argentine Republic, except to the extent (i) such receivables qualify under Section 6.9(a)(i) above and (ii) the aggregate amount of such payables do not exceed an amount equal to five times the average monthly amount of such Affiliates’ billings for the immediately preceding 12 month period.

Section 6.10         Changes in Nature of Business. No Loan Party or any Subsidiary of a Loan Party shall engage in any business other than businesses of the type conducted by such entity on the date of execution of this Agreement and businesses reasonably incidental or related thereto and any reasonable extension thereof.

Section 6.11         Negative Pledges; Restrictive Agreements. The Borrower shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any such Subsidiary to create, incur or permit to exist any Lien upon any of its property, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Borrower or any such Subsidiary or to Guarantee Indebtedness of the Borrower or any such Subsidiary or transfer any of its properties to any Loan Party; provided that, (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law or by the Loan Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any asset or a Subsidiary of the Borrower pending such sale; provided that, such restrictions and conditions apply only to the asset or the Subsidiary of the Borrower that is to be sold and such sale is permitted hereunder, and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.12         Restriction of Amendments to Certain Documents. No Loan Party shall amend such Person’s articles or certificates of organization or formation, operating agreement or other agreement, instrument or document affecting such Person’s organization, management or governance, in each case, in any respect which is materially adverse to the Lenders.

Section 6.13         Changes in Fiscal Periods. No Loan Party shall change its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters.

Section 6.14         Reserved.

Section 6.15         Sanctions; Anti-Corruption. (a)          The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Loan Party or any Subsidiary of a Loan Party, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, lender, investor or otherwise)

(b)          The Borrower will not, directly or indirectly use the proceeds of the Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the UK Bribery Act, the FCPA or any other applicable anti-corruption law or otherwise, or (ii) for any other payment that could constitute a violation of any applicable anti-bribery law or anti-corruption law (including, without limitation the UK Bribery Act or the FCPA).

Article VII

Events of Default

Section 7.1           Events of Default. If any of the following events (“Events of Default”) shall occur:

(a)          the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by reason of acceleration or otherwise;

(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)          any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect or misleading in any material respect (except for representations and warranties that are qualified by materiality, which shall not be incorrect or misleading in any respect) when made or deemed made;

(d)          any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.1(a), (b), and (c), Section 5.2, Section 5.3 (with respect to the existence of any Loan Party), Section 5.6(b), Section 5.8 or Section 5.9 or in Article VI;

(e)          the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause(a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after the earlier of (x) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender),and (y) the date a Responsible Officer of the Borrower or such other Loan Party becomes aware of such failure;

(f)           any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, which failure shall continue beyond any applicable cure period specified in the agreement or instrument governing such Material Indebtedness;

(g)          any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (in the case of any Material Indebtedness constituting a Guarantee) to become payable; provided that, this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such voluntary sale or transfer is permitted under this Agreement;

(h)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)           any Loan Party or any Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of the Borrower or for a substantial part of any of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(j)           any Loan Party or any Subsidiary of the Borrower shall admit in writing its inability or fail generally to pay its debts as they become due;

(k)          one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against a Loan Party any Subsidiary or any combination thereof (not paid or covered by insurance) and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Loan Party or any Subsidiary to enforce any such judgment;

(l)           an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)         any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, shall cease to be in full force and effect; or any Loan Party or any other Person acting on any Loan Party’s behalf shall contest in any manner the validity or enforceability of any material provision of any Loan Document in writing; or any Loan Party shall deny that it has any or further liability or obligation under any Loan Document, or shall purport to revoke, terminate or rescind any provision of any Loan Document;

(n)          a Change in Control shall occur; or

(o)          any of the actions or events set forth in clauses (h), (i) or (j) of this Section 7.1 shall occur with respect to one or more Subsidiaries of any Loan Party, and such action or event could reasonably be expected to (after giving effect to any applicable threshold or grace period), individually or in the aggregate, result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments (if not theretofore terminated) shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Commitments (if not theretofore terminated) shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrower and the other Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.2           Application of Funds. After the exercise of remedies provided for in Section 7.1 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including legal expenses payable under Section 9.3 and amounts payable under Article II) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including legal expenses payable under Section 9.3 and amounts payable under Article II), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, ratably among the holders of such Secured Obligations in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, the termination value under Lender Provided Hedging Agreements and Lender Provided Financial Service Products, ratably among the holders of such Secured Obligations in proportion to the respective amounts described in this clause Fourth held by them; provided that, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section;

Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Article VIII

The Administrative Agent

Section 8.1           Appointment and Authority.

(a)          Each of the Lenders hereby irrevocably appoints HSBC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and neither the Borrower nor any other Loan Party shall have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)          Each Lender hereby authorizes the Administrative Agent to (a) execute, deliver and perform as a collateral agent under this Agreement and each other Loan Document to which the Administrative Agent is or is intended to be a party, (b) exercise and enforce any and all rights, powers and remedies provided to the Administrative Agent or any Lender by this Agreement and each other Loan Document to which the Administrative Agent is or is intended to be a party, any applicable law, or any other document, instrument, or agreement, and (c) take any other action under this Agreement and each other Loan Document to which the Administrative Agent is or is intended to be a party which Administrative Agent in its sole discretion shall deem advisable and in the best interests of the Lenders. Notwithstanding the foregoing, the Administrative Agent shall not commence an enforcement action (as such term is defined in the Loan Documents) except at the direction of the Required Lenders; provided that, if the Administrative Agent is prohibited by any court order or applicable law from commencing any enforcement action, the Administrative Agent shall not be obligated to commence such enforcement action until such authority is obtained. All decisions with respect to the type of enforcement action which is to be commenced shall be made by, and all actions with respect to prosecution and settlement of such enforcement action shall require the direction of the Required Lenders, and the Administrative Agent shall not be required to take any enforcement action in the absence of any such direction. The Administrative Agent will use its commercially reasonable efforts to pursue diligently the prosecution of any enforcement action, which the Administrative Agent is so authorized or directed to initiate pursuant to this Agreement. The Administrative Agent shall make available to the Lenders copies of all notices it receives in connection with the Collateral or any enforcement action promptly upon receipt. Subject to the terms of this Agreement, the Administrative Agent agrees to administer and enforce this Agreement and the other Security Documents to which it is a party and to foreclose upon, collect and dispose of the Collateral and to apply the proceeds therefrom, for the benefit of the Secured Parties, as provided in this Agreement, and otherwise to perform its duties and obligations as a “collateral agent” hereunder in accordance with the terms hereof.

Section 8.2           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The obligations of each Lender under the Loan Documents are several and not joint. Failure by any Lender to perform its obligations under the Loan Documents does not affect the obligations of any other Lender under the Loan Documents.

Section 8.3           Exculpatory Provisions.

(a)          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)         shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expenses and liabilities it may incur in taking or continuing to take any such action; in no event shall the Administrative Agent be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties hereunder or in the exercise of any of its rights or powers;

(iii)        shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(iv)        shall not incur any liability for not performing any act of fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(b)          Neither the Administrative Agent nor any of its directors, officers, employees or agents shall not be liable for any action taken or not taken by it (i) with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2 and Section 7.1), which consent or direction to the Administrative Agent may solicit at any time, or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default” or “Notice of Event of Default”. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent has received any such direction from the Required Lenders, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default as it shall deem advisable or in the best interest of the Lenders.

(c)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any covenant, agreement or other term or condition set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)          Nothing in this Agreement shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

(e)          The Administrative Agent shall be entitled to take any action or refuse to take any action which the Administrative Agent regards as necessary for the Administrative Agent to comply with any Applicable Law, regulation or court order or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

Section 8.4           Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, at the expense of the Borrower and/or the Lenders, as applicable, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.5           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities as well as activities as Administrative Agent. The Administrative

Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 8.6           Resignation of Administrative Agent.

(a)          The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)          If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)          With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any Loan Document, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed), and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.7           Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.8           No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any other Loan Document, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 8.9           Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders; provided that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from enforcing its right to payment when due of the principal of and interest on its Loans, fees and other amounts owing to such Lender under the Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.8 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Article VIII, and (ii) in addition to the matters set forth in clauses (b), (c), (d) and (e) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.10         Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding under any other Applicable Law relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.11 and 9.3) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 9.3.

Section 8.11         Collateral and Guaranty Matters. (a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its sole and absolute discretion,

(i)          to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (v) upon termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (w) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, (x) subject to Section 9.2, if approved, authorized or ratified in writing by the Required Lenders, (y) relating to Collateral consisting of a debt instrument if the Indebtedness evidenced thereby has been paid in full, or (z) where such release (A) corrects manifest error in the Administrative Agent’s sole and absolute discretion or (B) is expressly permitted under the Loan Documents;

(ii)         to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.3(e) or to any Permitted Encumbrance; and

(iii)        to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 8.11.

(b)          The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of any Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor, maintain or insure any portion of the Collateral.

(c)          The Administrative Agent may refrain from enforcing the Collateral unless instructed by the Required Lenders. The Administrative Agent may, subject to any contrary instructions from the Required Lenders, cease enforcement at any time.

Section 8.12         Lender Provided Hedging Agreements and Lender Provided Financial Service Products. No holder of Secured Obligations in respect of Lender Provided Hedging Agreements or Lender Provided Financial Service Products shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, such Secured Obligations unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Lender or Affiliate of a Lender.

Section 8.13         Merger. Any entity into which the Administrative Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidations which the Administrative Agent in its individual capacity may be party, or any corporation to which substantially all of the corporate trust or agency business of the Administrative Agent in its individual capacity may be transferred, shall be the Administrative Agent under this Agreement without further action.

Article IX

Miscellaneous

Section 9.1           Notices; Effectiveness; Electronic Communication.

(a)          Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronic communication as follows:

(i)          if to the Borrower or any other Loan Party, to it at 875 Howard Street, Suite 320, San Francisco, CA 94103, Attention: General Counsel /Chief Financial Officer / Treasurer (Telephone No. (877) 215-5230 ext. 18083/19763; E-mail: alejandro.scannapieco@globant.com with copies to matias.corvalan@globant.com and gcoffice@globant.com), with a copy to Sistemas Globales S.A., Ing. Butty 240, Laminar Tower, 9th Floor, Ciudad Autónoma de Buenos Aires, 1001, Argentina, Attention: General Counsel /Chief Financial Officer / Treasurer;

(ii)         if to the Administrative Agent, to HSBC Bank USA, N.A. at HSBC Bank USA, National Association, Corporate Trust Loan Agency, 425 5th Avenue (8E6), New York, NY 10018 (Telecopy No. (917) 229-6659; Telephone No. (212) 535-7253; E-mail: ctlany.loanagency@us.hsbc.com); and

(iii)        if to a Lender, to it at its address (or telecopy number or e-mail address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopy shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b)          Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its sole and absolute discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)          Change of Address, etc. Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)          Platform.

(i)          The Borrower (on behalf of itself and each other Loan Party) agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) (including of materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”)) available to the other Lenders by posting the Communications on the Platform.

(ii)         The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental, consequential, punitive or exemplary damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.2           Waivers; Amendments.

(a)          No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)          No Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, by an agreement in writing entered into with the consent of the Required Lenders; provided that, no such agreement shall:

(i)          increase the Commitment of any Lender without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.1 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an increase of any Commitment of any Lender);

(ii)         reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (it being understood and agreed that a waiver of an increase to the Applicable Rate pursuant to Section 2.12(c) shall require the consent of only the Required Lenders);

(iii)        postpone the scheduled date of payment (it being understood and agreed that a waiver of a Default shall require the consent of only the Required Lenders) of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby;

(iv)        change Sections 2.18(b), Section 2.18(c), and Section 7.2 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)         release any Guarantor from a Guaranty (other than in connection with the transactions permitted under Section 6.4 or the sale of such Guarantor in a transaction permitted under Section 6.5) or release all or substantially all of the Collateral in any transaction or series of related transactions (other than as authorized in Section 8.11 or as otherwise specifically permitted or contemplated in this Agreement or the Security Agreement), in each case without the written consent of each Lender;

(vi)        change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(vii)       amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Notwithstanding anything herein to the contrary, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency.

Section 9.3           Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, which shall be limited to one primary counsel and, to the extent appropriate, one local counsel in each relevant jurisdiction) in connection with (A) the syndication of the facilities, the preparation, negotiation, execution, delivery, recordation and filing (including all recording and filing fees, and all mortgage, intangible and other taxes) (it being understood and agreed that the Borrower shall not be responsible for the payment of any such fees, charges or disbursements incurred by any Lender or counsel for such Lender other than HSBC in its role as Administrative Agent) and (B) administration of this Agreement and the other Loan Documents, or any amendment, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, which shall be limited to one primary counsel for the Administrative Agent and the Lenders (taken as a whole), one local counsel (in each reasonably necessary jurisdiction) and one special counsel (for each reasonably necessary specialty) and, in the case of a conflict of interest of any of the foregoing counsel, one additional local and/or special counsel (as applicable)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of each of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary (except to the extent such presence or release is (A) attributable solely to the gross negligence or willful misconduct of any Lender (as determined by a court of competent jurisdiction by a final, nonappealable judgment) and (B) occurred following such Lender’s taking possession of the property due to (x) the foreclosure on such property by such Lender or (y) such Lender having become successor-in-interest to any Loan Party with respect to such property), or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to (A) have resulted (i) from the gross negligence or willful misconduct of such Indemnitee or (ii) a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim, or (B) have arisen out of any dispute that does not involve an act or omission of any Loan Party or any Subsidiary and that is brought by an Indemnitee against another Indemnitee; provided, further, that the Borrower shall only be responsible for the fees, charges and disbursements of one primary counsel for the Administrative Agent and the Lenders (taken as a whole), one local counsel (in each reasonably necessary jurisdiction) and one special counsel (for each reasonably necessary specialty) and, in the case of a conflict of interest of any of the foregoing counsel, one additional local and/or special counsel (as applicable). This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.

(c)          Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Lender severally agrees (i) to pay with respect to clause (a) of this Section, and (ii) indemnify with respect to clause (b) of this Section, Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.18(e).

(d)          Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and in no event shall any Indemnitee be liable, on any theory of liability, for loss of profits, goodwill, reputation, business opportunity or for indirect, special, punitive, consequential or exemplary damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof, whether or not the Indemnitee has been advised of the possibility of damages. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)          Payments. All amounts due under this Section shall be payable not later than 10 days after demand therefor.

(f)           Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the other Obligations.

Section 9.4           Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that, any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)        Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that, the Administrative Agent may, in its sole and absolute discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)         No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)        No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for,

or owned and operated for the primary benefit of, a natural Person or relative(s) thereof).

(vii)       Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14 and 9.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c)          Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its offices at 452 Fifth Avenue, New York, NY 10018 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (c).

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.17(e) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(g) and Section 2.17(h) (it being understood that the documentation required under Section 2.17(g) and Section 2.17(h) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that, such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under clause (b) of this Section, and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effect the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender; provided that, such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.5           Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.16, 2.17, 2.18 and 9.3, and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.6           Counterparts; Integration; Effectiveness; Electronic Execution.

(a)          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)          Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.7           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.8           Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the

Administrative Agent promptly after any such setoff and application; provided that, the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.9           Governing Law; Jurisdiction; Etc.

(a)          Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principals except Title 14 of Article 5 of the New York General Obligations law.

(b)          Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, any other Loan Party or their properties in the courts of any jurisdiction.

(c)          Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 9.10         Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12         Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders and agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedy hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, credit insurance or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any Subsidiary. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry (including league table providers) and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Article, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative

Agent, any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14         PATRIOT Act. Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

Section 9.15         Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.16         Judgment Currency. This is an international loan transaction in which the specification of Dollars and the payment in New York is of the essence, and the obligations of the Borrower and each other Loan Party under this Agreement and each of the other Loan Documents to make payments in a specified currency (the “Contractual Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Contractual Currency, except to the extent such tender or recovery results in the effective receipt by the Recipient to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount of the Contractual Currency of the amounts payable to such Recipient under this Agreement. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Contractual Currency (such other currency being herein referred to as the “Judgment Currency”) an amount due in the Contractual Currency, the conversion shall be made, at the rate of exchange at which, in accordance normal banking procedures, the Recipient could purchase such Contractual Currency at the principal office of the Recipient in New York, New York with the Judgment Currency on the Business Day next preceding the day on which such judgment becomes effective. The obligation of the Borrower and each other Loan Party in respect of any sum due from it to the Recipient hereunder or under any other Loan Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that, on the Business Day following receipt by the Recipient of any sum adjudged to be due hereunder in the Judgment Currency the Recipient may, in accordance with normal banking procedures, purchase and transfer the Contractual Currency to New York, New York with the amount of the Judgment Currency so adjudged to be due, and the Borrower and each other Loan Party hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Recipient against, and to pay the Recipient, on demand, in the Contractual Currency, the amount (if any) by which the sum originally due to the Recipient in the Contractual Currency hereunder exceeds the amount of the Contractual Currency so purchased and transferred.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GLOBANT, LLC,
as Borrower

By	/s/ Alejandro Scannapieco
Name:	Alejandro Scannapieco
Title:	Chief Financial Officer

[Signature Page – Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ Vanessa Printz
Name:	Vanessa Printz
Title:	Senior Vice President 19402 Commercial Banking HSBCBank USA, N.A.

[Signature Page – Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By	/s/ Vanessa Printz
Name:	Vanessa Printz
Title:	Senior Vice President 19402 Commercial Banking HSBCBank USA, N.A.

[Signature Page – Credit Agreement]

CITIBANK, N.A.,
as Lender

By	/s/ Jaewon Hwang
Name:	Jaewon Hwang
Title:	Director

[Signature Page – Credit Agreement]

Schedule 2.1

Commitments

Lender	Commitment	Percentage

HSBC Bank USA, N.A.	$20,000,000	50%

Citibank, N.A.	$20,000,000	50%

Total:	$40,000,000	100%

Schedule 3.6

Disclosed Matters

1.	Globant, LLC is currently under examination by the Internal Revenue Service (“IRS”) regarding payroll and employment taxes primarily in connection with services performed by employees of certain of our subsidiaries in the United States from 2013 to 2015. Such examination is currently in progress and, at this stage, we cannot make any predictions about the final outcome of this matter. Management estimates that the amount of possible loss as of June 30, 2017 could range between $300,000 and $500,000.

Schedule 3.11

Insurance

[see attached]

CERTIFICATE OF LIABILITY INSURANCE GLOBA01 OP ID: LM DATE (MM/DD/YYYY) 06/20/2017 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER Sweet & Baker Ins. Brokers Inc 44 Second Street San Francisco, CA 94105-3440 Richard Weingart (415)512-2122 CONTACT NAME Sweet and Baker Insurance Brok PHONE (A/C, No, Ext):415-512-2100 Fax (a/c, No): 415-512-1115 E-MAIL ADDRESS: INSURER(S) AFFORDING COVERAGE NAIC # insurer a :The Hartford 11000 insured Globant, LLC 875 Howard Street San Francisco, CA 94103 INSURER B : INSURER C : INSURER D : INSURER E : INSURER F : COVERAGES CERTIFICATE NUMBER: REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. insr ltr TYPE OF INSURANCE addl insd subr wvd POLICY NUMBER POLICY EFF (MM/DD/YYYY) POLICY EXP (MM/DD/YYYY) LIMITS A X COMMERCIAL GENERAL LIABILITY X 57UUNZM9229 02/06/2017 02/06/2018 EACH OCCURRENCE $ 1,000,000 CLAIMS-MADE X OCCUR DAMAGE TO RENTED PREMISES (Ea occurrence) $ 300,000 MED EXP (Any one person) $ 10,000 PERSONAL & ADV INJURY $ 1,000,000 GEN'L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $ 2,000,000 X POLICY project LOC PRODUCTS - COMP/OP AGG $ 2,000,000 OTHER: $ A AUTOMOBILE LIABILITY 57UUNZM9229 02/06/2017 02/06/2018 COMBINED SINGLE LIMIT (Ea accident) $ 2,000,000 ANY AUTO BODILY INJURY (Per person) $ ALL OWNED AUTOS HIRED AUTOS SCHEDULED AUTOS NON-OWNED AUTOS BODILY INJURY (Per accident) $ X X PROPERTY DAMAGE (Per accident) $ $ A UMBRELLA LIAB EXCESS LIAB X OCCUR CLAIMS-MADE 57RHUZM8888 02/06/2017 02/06/2018 EACH OCCURRENCE $ 4,000,000 X AGGREGATE $ 4,000,000 DED X RETENTION $ 10,000 $ A WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y / N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below N / A 57WEZU8722 03/22/2017 03/22/2018 PER OTH- STATUTE ER E.L. EACH ACCIDENT $ 1,000,000 E.L. DISEASE - EA EMPLOYEE $ 1,000,000 E.L. DISEASE - POLICY LIMIT $ 1,000,000 A Property Special Form, RC 57UUNZM9229 DED $500 02/06/2017 02/06/2018 BPP/TIB 2,000,000 BI ALS DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) 10 days notice of cancellation for non-payment of premium and 30 days notice for all other cancellations. HSBC Bank USA, N.A,as Administrative Agent, and its successors and assigns are named additional insured respects the written contract with the named insured. * Attn: Insurance Department CERTIFICATE HOLDER CANCELLATION HSBC Bank USA, N.A, as Administrative Agent and its successors and assigns *P O Box 1165 Buffalo, NY 14203 SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE ACORD 25 (2014/01) © 1988-2014 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

POLICY CHANGES

This endorsement forms a part of the Policy numbered below:

POLICY NUMBER: 57 UUN ZM9229 K2
CHANGE NUMBER: 004

Policy Change Effective Date: 07/17/17
Named Insured: GLOBAL LLC

Producer's Name:	SWEET & BAKER INS BROKE INC
Pro Rata Factor:	.797

Description of Change(s):

ANY CHANGES IN YOUR PREMIUM WILL BE REFLECTED IN YOUR NEXT BILLING STATEMENT. IF YOU ARE ENROLLED IN REPETITIVE EFT DRAWS FROM YOUR BANK ACCOUNT, CHANGES IN PREMIUM WILL CHANGE FUTURE DRAW AMOUNTS.

THIS IS NOT A BILL.

NO PREMIUM DUE AT POLICY CHANGE EFFECTIVE DATE.

PROPERTY CHOICE

HARTFORD FIRE INSURANCE COMPANY

PROPERTY CHOICE COVERAGE PART IS CHANGED

PREMISES 1 IS REVISED

LOSS PAYEE(S):

LENDER'S LOSS PAYABLE IS ADDED:

SEE LOSS PAYABLE PROVISIONS

FORM NUMBERS OF COVERAGE PARTS AND ENDORSEMENTS ADDED TO THIS POLICY AT ENDORSEMENT ISSUE: SEE ABOVE FOR COMPANY NAME

IH12011185 LENDERS LOSS PAYEE(S)

Countersigned by		07/19/17
(Where required by law)	Authorized Representative	Date

Form HM 12 01 01 07T

POLICY NUMBER: 57 UUN ZM9229

CHANGE NUMBER:   004

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

LENDERS LOSS PAYEE(S)

PROPERTY CHOICE COVERAGE PART

HSBC BANK USA, NA

AS ADMINISTRATIVE AGENT ITS SUCCESSORS AND/OR ASSIGNS

P.O. BOX 1165

BUFFALO, NY 14203

RE: LOC 001 875 HOWARD ST SAN FRANCISCO, CA 94103

Form IH 12 01 11 85   SEQ.NO.    01      Printed in U.S.A.

Schedule 3.13

Subsidiaries; Equity Interests

Company	Country of incorporation	Shareholders
Globant S.A. (sociedad unipersonal)	Spain	100% Globant S.A. (Luxembourg)
Software Product Creation S.L.	Spain	100% Globant S.A. (Spain)
Sistemas Colombia S.A.S.	Colombia	99.99% Globant S.A. (Spain) 00.01% Software Product Creation SL
Globant, LLC	USA	100% Globant S.A. (Spain)
Ratio Cypress LLC	USA	100% Globant, LLC
L4 Mobile LLC	USA	100% Globant, LLC
Point Source LLC	USA	100% Globant, LLC
Sistemas Globales Uruguay S.A.	Uruguay	100% Globant S.A. (Spain)
Difier S.A.	Uruguay	100% Globant S.A. (Spain)
Sistemas UK Ltd.	England & Wales	100% Globant S.A. (Spain)
We Are London Ltd.	England & Wales	100% Globant S.A. (Spain)
Huddle Investment LLP	England & Wales	93.125% Globant S.A. (Luxembourg) 06.875% Globant S.A. (Spain)
Sistemas Globales Chile – Asesorías Limitada	Chile	95.00% Globant S.A. (Spain) 05.00% Software Product Creation S.L.
Global Systems Outsourcing S. de R.L. de C.V.	Mexico	99.99% Globant S.A. (Spain) 00.01% IAFH Global S.A.
IAFH Global S.A.	Argentina	99.9989% Globant S.A. (Spain) 00.0011% Software Product Creation S.L.
Sistemas Globales S.A.	Argentina	99.9978% Globant S.A. (Spain) 00.0022% Software Product Creation S.L.
Huddle Group S.A.	Argentina	98.60% Globant S.A. (Spain) 01.40% Sistemas Globales Chile - Asesorías Ltda.
Globers S.A.	Argentina	95.00% IAFH Global S.A. 05.00% Sistemas Globales S.A.
Dynaflows S.A.	Argentina	66.73% Sistemas Globales S.A.
Globant Brasil Consultoria Ltda.	Brazil	99.99% Globant S.A. (Spain) 00.01% Software Product Creation SL
Globant Peru S.A.C.	Peru	99.99% Globant S.A. (Spain) 00.01% Software Product Creation S.L.
Globant Canada Corp.	Canada	100% Globant S.A. (Spain)
Globant India Pvt. Ltd.	India	89.28% Globant S.A. (Spain)

Schedule 3.20

Labor Matters

None.

Schedule 6.2

Existing Indebtedness

Globant, LLC

Standby Letter of Credit in favor of 251 PAS LLC, in the aggregate principal amount of $287,100.00

Schedule 6.3

Existing Liens

None.

Schedule 6.6

Existing Investments

None.

EXHIBIT A

[FORM OF]

NOTE

[__________]	[______________], 2017

FOR VALUE RECEIVED, the undersigned, GLOBANT, LLC (the “Borrower”), hereby promises to pay to the order of [________________] (together with its successors and permitted assigns, the “Lender”), on the Maturity Date, the principal sum of [_______] DOLLARS ($[_________]) or, if less, the aggregate unpaid principal amount of all Loans, made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of August 3, 2017, among the Borrower, the Lenders party thereto, and HSBC Bank USA, N.A., as Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Borrower further promises to pay the unpaid principal amount, and interest on the unpaid principal amount, of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

Payments of both principal and interest are to be made without setoff or counterclaim in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

The Lender is authorized to record the amount and the date on which each Loan is made and each payment of principal with respect thereto in its records; provided that any failure to so record such information shall not in any manner affect any obligation of the Borrower under the Credit Agreement or this Note.

This Note may only be assigned as provided in the Credit Agreement.

The Borrower hereby waives presentment for payment, demand, protest and notice of dishonor of this Note.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

THIS REVOLVING NOTE IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

RESTRICTED	A-1

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

GLOBANT, LLC

By:
Name:
Title:

Note Signature Page

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

RESTRICTED	B-1

[the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):	Globant, LLC

4.	Administrative Agent:	HSBC Bank USA, N.A., as the administrative agent under the Credit Agreement

5.                             Credit Agreement:      The Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Globant, LLC, the Lenders that are parties thereto, HSBC Bank USA, N.A., as Administrative Agent

6.	Assigned Interest[s]:

			Aggregate Amount		Percentage
			of	Amount of	Assigned of
		Facility	Commitment/Loans	Commitment/	Commitment/	CUSIP
Assignor[s][1]	Assignee[s][2]	Assigned[3]	for all Lenders[4]	Loans Assigned[8]	Loans[5]	Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date:	______________][6]

1 List each Assignor, as appropriate.

2 List each Assignee, as appropriate.

3 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment,” “Term [A][B] Commitment,” etc.)

4 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

6 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

RESTRICTED	B-2

Assignment Effective Date:        [____________], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][7]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][8]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

7 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

8 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

RESTRICTED	B-3

[Consented to and]9 Accepted:

HSBC BANK USA, N.A., as
Administrative Agent

By:
Title:

[Consented to:][10]

[RELEVANT PARTY FULL NAME ALL CAPS]

By:
Title:

9 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

10 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

RESTRICTED	B-4

ANNEX 1

[GLOBANT, LLC CREDIT AGREEMENT DATED AS OF AUGUST 3, 2017 AMONG GLOBANT, LLC, THE LENDERS PARTY THERETO, AND HSBC BANK USA, N.A., AS ADMINISTRATIVE AGENT]

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Sections 9.4(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.4(b)(iii) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest, and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms

RESTRICTED	B-I-1

all of the obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender.

2.             Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Assignment Effective Date to [the][the relevant] Assignee.

3.             General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or in electronic format shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

RESTRICTED	B-I-2

EXHIBIT C

[FORM OF]

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of [         ], 20[__] (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), by and between Globant, LLC, a Delaware limited liability company (together with its successors and assigns, the “Grantor”) and HSBC Bank USA, N.A., as Administrative Agent (in such capacity, and together with any successor in such capacity, the “Administrative Agent”), for the benefit of the Secured Parties.

The Borrower, the Lenders party thereto from time to time and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for the making of extensions of credit and other financial accommodations to the Borrower.

To induce the Lenders to enter into the Credit Agreement and to extend credit and other financial accommodations thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor has agreed to grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as defined in the Credit Agreement). Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; TERMS GENERALLY; ETC.

Section 1.1           Definitions.    Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

Section 1.2          Certain Uniform Commercial Code Terms.    As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter of Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement”, “Supporting Obligation” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

Section 1.3           Additional Definitions.    In addition, as used herein:

“Collateral” has the meaning set forth in Article III.

“Contingent Secured Obligations” means obligations of the Grantor in respect of (a) acceptances created for the benefit of the Grantor by any Secured Party under any Loan

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Document, and (b) any other claim that may be payable to any Secured Party by the Grantor under any Loan Document that is not yet due and payable.

“Excluded Accounts” means (a) Deposit Accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the Internal Revenue Service or state or local government agencies with respect to current or former employees of any one or more of the Grantors and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 25 10.3-102 on behalf of or for the benefit of employees of one or more Grantors or amounts used for workers’ compensation and similar expenses of one or more Grantors, (b) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts, trust accounts, social security accounts, any other fiduciary accounts and insurance accounts and (c) certain other Deposit Accounts or Securities Accounts of a Grantor, as the Administrative Agent shall determine in its sole and absolute discretion.

“Grantor” has the meaning set forth in the preamble hereto.

“Initial Pledged Shares” means the Shares of each Issuer beneficially owned by the Grantor on the date hereof and identified in Annex III (Part A).

“Issuers” means, collectively, (a) the respective Persons identified on Annex III (Part A) under the caption “Issuer”, (b) any other Person that shall at any time be a Subsidiary of the Grantor, and (c) the issuer of any equity securities hereafter owned by the Grantor.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Pledged Shares” means, collectively, (a) the Initial Pledged Shares and (b) all other Shares of any Issuer (subject to the last paragraph of Article III) now or hereafter owned by the Grantor, together in each case with (i) all certificates representing the same, (ii) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (iii) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person (regardless of whether such interests constitute “securities” or “general intangibles” under applicable law).

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ARTICLE II

REPRESENTATION AND WARRANTIES

The Grantor represents and warrants to the Administrative Agent and the other Secured Parties on and as of the date hereof that:

Section 2.1           Organizational Matters; Enforceability, Etc.

(a)          The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, and the grant of the security interests pursuant hereto, (i) are within the Grantor’s powers and have been duly authorized by all necessary limited liability company action, (ii) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (1) such as have been obtained or made and are in full force and effect and (2) filings and recordings in respect of the security interests created pursuant hereto, (iii) will not violate any Applicable Law or the charter, by-laws or other organizational documents of the Grantor or any order of any Governmental Authority binding upon the Grantor or its property, (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Grantor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (v) except for the security interests created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of the Grantor.

(b)          This Agreement has been duly executed and delivered by the Grantor and constitutes, a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)          Neither the Grantor nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 2.2           Title.    The Grantor is the sole beneficial owner of the Collateral and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral, and (b) the Liens expressly permitted by the Loan Documents.

Section 2.3           Names; Filing Details; Etc.    The full and correct legal name, type of organization, jurisdiction of organization and mailing address of the Grantor as of the date hereof are correctly set forth in Annex I. Annex I correctly specifies (a) the place of business of the Grantor or, if the Grantor has more than one place of business, the location of the chief executive office of the Grantor and (b) each location where any financing statement naming the Grantor as debtor is currently on file. The financing statements containing the description of the Collateral that have been prepared for filing in the office specified in Annex I hereto constitute all the filings and recordations that are, as of the Effective Date, necessary to publish notice of and

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protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Collateral in which a security interest may be perfected by filing such financing statements.

Section 2.4           Changes in Circumstances.    The Grantor has not (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC), (b) within the period of five years prior to the date hereof, except as specified in Annex I, heretofore changed its name, or (c) within five years prior to the date hereof, except as specified in Annex II, heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.

Section 2.5           Pledged Shares.

(a)          The Initial Pledged Shares constitute (i) 100% of the issued and outstanding Shares of each Issuer that is a Domestic Subsidiary and Foreign Subsidiary that is not a CFC, in each case, beneficially owned by the Grantor on the date hereof (other than any Shares held in a Securities Account referred to in Annex IV), whether or not registered in the name of the Grantor and (ii) in the case of each Issuer that is a Foreign Subsidiary that is a CFC, (A) 65% of the issued and outstanding shares of voting stock of such Issuer and (B) 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer beneficially owned by the Grantor on the date hereof, in each case whether or not registered in the name of the Grantor. Annex III (Part A) correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

(b)          The Initial Pledged Shares are, and all other Pledged Shares in which the Grantor shall hereafter grant a security interest pursuant to Article III will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any Shares in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the organizational documents of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Loan Documents, or under such organizational documents).

Section 2.6           Promissory Notes.    Annex III (Part B) sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Annex IV) held by the Grantor on the date hereof having an aggregate principal amount in excess of $500,000.

Section 2.7           Deposit Accounts, Securities Accounts and Commodity Accounts.    Annex IV sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantor on the date hereof.

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Section 2.8           Commercial Tort Claims.    Annex V sets forth a complete and correct list of all commercial tort claims of the Grantor in existence on the date hereof in an amount in excess of $100,000.

ARTICLE III

COLLATERAL

As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Article III being collectively referred to herein as “Collateral”):

(a)          all Accounts:

(b)          all As-Extracted Collateral;

(c)          all Chattel Paper;

(d)          all Deposit Accounts;

(e)          all Documents;

(f)           all Equipment;

(g)          all Fixtures;

(h)          all General Intangibles;

(i)           all Goods not covered by the other clauses of this Article III;

(j)           the Pledged Shares;

(k)          all Instruments, including all Promissory Notes;

(l)           all Inventory;

(m)         all Investment Property not covered by other clauses of this Article III, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(n)          all Letter of Credit Rights;

(o)          all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex V;

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(p)          all other tangible and intangible personal property whatsoever of the Grantor (excluding, for the avoidance of doubt, Intellectual Property); and

(q)          all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor),

IT BEING UNDERSTOOD, HOWEVER, that the security interest created by this Agreement shall not extend to and the terms “Collateral” and other terms defining the components of the Collateral in the foregoing clauses (a) through (q) shall not include, and none of the representations, warranties, covenants or any other provisions herein or in any other Loan Document shall be deemed to apply to, any of the following: (A) in the case of any of the foregoing that consists of general or limited partnership interests in a general or limited partnership or limited liability company to the extent the security interest granted herein is prohibited by the applicable organizational instrument pursuant to which such partnership or limited liability company is formed; (B) any lease, license, contract, property rights or agreement to which the Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest (i) would constitute or result in either (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement, (ii) requires consent, approval, license or authorization from any Governmental Authority or any other Person, or (iii) is prohibited by or is a violation of any Applicable Law (in each case other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction); (C) the voting stock of any Issuer that is a Foreign Subsidiary that is a CFC in excess of 65% of the aggregate issued and outstanding voting stock of such Issuer; (D) any lease, license or other agreement or any property or rights of the Grantor subject to a purchase money security interest, capital lease obligation or similar arrangements (including permitted refinancings thereof), in each case, to the extent permitted under the Loan Documents, if and for so long as the agreement pursuant to which such Lien is granted (or the document providing such capital lease or similar arrangements) prohibits, or requires the consent of any Person (other than any Loan Party) as a condition to, the creation of any other Lien with respect to such lease, license, other agreement, property or rights unless such consent has been received and is in effect; and (E) any Excluded Accounts.

ARTICLE IV

FURTHER ASSURANCES; REMEDIES.

In furtherance of the grant of the security interest pursuant to Article III, the Grantor hereby agrees with the Administrative Agent and the other Secured Parties as follows:

Section 4.1           Delivery and Other Perfection.    The Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers

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as may be necessary or desirable in the judgment of the Administrative Agent, to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights on behalf of the Secured Parties hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)          if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are received by the Grantor, forthwith take such action as the Administrative Agent, may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b)          promptly upon the reasonable request from the Administrative Agent, deliver to the Administrative Agent any and all Instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent, may request; provided that (other than in the case of the promissory notes described in Annex III (Part B)) so long as no Event of Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course any Instruments received by the Grantor in the ordinary course of business and the Administrative Agent shall, promptly upon request of the Grantor, make appropriate arrangements for making any Instrument delivered by the Grantor available to the Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Administrative Agent, against trust receipt or like document);

(c)          promptly upon the reasonable request of the Administrative Agent, enter into such control agreements, each in form and substance reasonably acceptable to the Administrative Agent, as may be required to perfect the security interest created hereby in any and all Deposit Accounts and Securities Accounts to the extent permitted by Applicable Law;

(d)          promptly upon request of the Administrative Agent, (i) maintain all Electronic Chattel Paper in excess of $50,000 so that the Administrative Agent has control of such Electronic Chattel Paper in the manner specified in Section 9-105 of the Uniform Commercial Code of the applicable jurisdiction and (ii) obtain the consent of the issuer to an assignment of proceeds of the applicable letter of credit with respect to any Letter of Credit Rights not constitution Supporting Obligation and are in excess of $50,000, and will promptly furnish to the Administrative Agent true copies thereof;

(e)          keep books and records relating to the Collateral, which shall be full and accurate in all material respects, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(f)           permit representatives designated by the Administrative Agent or any Secured Party, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at the expense of the Grantor and at such reasonable times and as often as reasonably requested; provided that when a Default exists the Administrative Agent or any Secured Party (or any of their respective representatives) may do

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any of the foregoing at the expense of the Grantor at any time during normal business hours and without advance notice; provided, further, that unless an Event of Default shall have occurred and be continuing, the Grantor shall have been afforded a reasonable opportunity to be present at any such discussion.

Notwithstanding anything to the contrary herein or in any other Loan Document, the Grantor shall not be required to (i) take any collateral perfection action other than the filing of Uniform Commercial Code financing statements or (ii) bear the costs or expenses of any collateral perfection other than as described in clause (i), in each case, except following the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default.

Section 4.2           Other Financing Statements or Control.    Except as otherwise permitted under the Loan Documents, the Grantor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the sole secured party, except for any filing or instrument made in connection with any Liens permitted by the Loan Documents or (b) cause or permit any Person other than the Grantor or the Administrative Agent to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) of any Deposit Account, Electronic Chattel Paper, or Investment Property or Letter of Credit Right constituting part of the Collateral.

Section 4.3           Preservation of Rights.    The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

Section 4.4           Special Provisions Relating to Certain Collateral.

(a)          Pledged Shares.

(i)          The Grantor will cause the Pledged Shares to constitute at all times (1) 100% of the total number of Shares of each Issuer that is a Domestic Subsidiary and a Foreign Subsidiary that is not a CFC, then issued and outstanding owned by the Grantor and (2) in the case of each Issuer that is a Foreign Subsidiary that is a CFC, 65% of the total number of Shares of voting stock of such Issuer and 100% of the total number of Shares of all other classes of capital stock of such Issuer then issued and outstanding owned by the Grantor.

(ii)         So long as no Event of Default shall have occurred and be continuing, the Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein; and the Administrative Agent shall execute and deliver to the Grantor or cause to be executed and delivered to the Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 4.4(a)(ii).

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(iii)        Unless and until an Event of Default shall have occurred and be continuing, the Grantor shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

(iv)        If an Event of Default shall have occurred and be continuing, whether or not the Administrative Agent exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under Applicable Law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares shall be paid directly to the Administrative Agent, for the benefit of the Secured Parties, and retained by it in a cash collateral account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Grantor agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of the Grantor (except to the extent theretofore applied to the Secured Obligations), be returned by the Administrative Agent to the Grantor.

(b)          Chattel Paper. The Grantor will cause each original of each item of Chattel Paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Administrative Agent without the consent of the Administrative Agent would violate the rights of the Administrative Agent.

Section 4.5           Remedies.

(a)          Rights and Remedies Generally upon an Event of Default. If an Event of Default shall have occurred and is continuing, the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the Applicable Law in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by Applicable Law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing, the Administrative Agent may in each case, at any time after the occurrence and during the continuation of an Event of Default:

(i)          in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

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(ii)         make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)        require the Grantor to notify (and the Grantor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Administrative Agent hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Administrative Agent or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by the Grantor they shall be held in trust by the Grantor for the benefit of the Administrative Agent and as promptly as possible remitted or delivered to the Administrative Agent for application as provided herein);

(iv)        require the Grantor to assemble the Collateral at such place or places, reasonably convenient to the Administrative Agent and the Grantor, as the Administrative Agent may direct;

(v)         apply any cash collateral account and any money or other property therein to payment of the Secured Obligations;

(vi)        require the Grantor to cause the Pledged Shares to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the Grantor copies of any notices and communications received by it with respect to such Pledged Shares); and

(vii)       sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Administrative Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by Applicable Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

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The Proceeds of each collection, sale or other disposition under this Section 4.5, including by virtue of the exercise of any license granted to the Administrative Agent in Section 4.4(b), shall be applied in accordance with Section 4.9.

(b)          Certain Securities Act Limitations. The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Parties than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c)          Notice. The Grantor agrees that to the extent the Administrative Agent is required by Applicable Law to give reasonable prior notice of any sale or other disposition of any Collateral, ten (10) Business Days’ notice shall be deemed to constitute reasonable prior notice.

Section 4.6           Deficiency.    If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.5 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantor shall remain liable for any deficiency.

Section 4.7           Locations; Names, Etc.    Without at least thirty (30) days’ prior written notice to the Administrative Agent, the Grantor shall not (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex I, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.

Section 4.8           Private Sale.    The Administrative Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.5 conducted in a commercially reasonable manner. The Grantor hereby waives any claims against the Administrative Agent or any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

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Section 4.9           Application of Proceeds.    Except as otherwise expressly provided herein, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under this Article IV, shall be applied by the Administrative Agent in accordance with Section 7.2 of the Credit Agreement.

For purposes hereof, whenever this Agreement contemplates that cash collateral shall be provided for Contingent Secured Obligations, such cash collateral shall be effected by the payment to the Administrative Agent of any amount that will be deposited into a cash collateral account to be held by the Administrative Agent as collateral security for the payment of such Contingent Secured Obligations as and when they become due and payable.

Section 4.10         Attorney-in-Fact.    Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of the Grantor for the purpose of carrying out the provisions of this Article IV and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Article IV to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 4.11         Perfection and Recordation.    The Grantor authorizes the Administrative Agent to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” or words of similar effect of the Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Article III).

Section 4.12         Termination and Release.

(a)          When all Commitments shall have expired or terminated and all Secured Obligations (other than unasserted contingent indemnification liabilities) have been paid in full, this Agreement shall terminate and the Collateral shall be automatically released from the Liens granted hereunder and the other Loan Documents without further action by any Person. The Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantor and to be released and canceled all licenses and rights referred to in Section 4.4(b). The Administrative Agent shall also, at the expense of the Grantor, execute and deliver to the Grantor upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by the Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12.

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(b)          Upon any sale, lease, transfer or other disposition of any item of Collateral of the Grantor and upon the release of the Grantor from its obligations under its Guaranty, in each case permitted by, and in accordance with, the terms of the Loan Documents, the Administrative Agent will, at the Grantor’s expense, execute and deliver to the Grantor upon such release or termination such Uniform Commercial Code amendment statements or termination statements, as the case may be and such other documentation as shall be reasonably requested by the Grantor to effect the release of the liens on such item of Collateral or Grantor and return all such Collateral in its possession to the Grantor.

Section 4.13         Standard of Care.    The powers conferred on the Administrative Agent under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody and preservation of the Collateral in its possession and the accounting for monies actually received by it, the Administrative Agent shall have no other duty as to the Collateral, whether or not the Administrative Agent or any of the other Lenders has or is deemed to have knowledge of any matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Collateral. The Administrative Agent hereby agrees to exercise reasonable care in respect of the custody and preservation of the Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

ARTICLE V

MISCELLANEOUS.

Section 5.1           Notices.    All notices and other communications provided for herein shall be in writing and shall be delivered pursuant to Section 9.1 of the Credit Agreement.

Section 5.2           No Waiver.    No failure or delay or course of dealing on the part of the Secured Parties in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent and each Secured Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Lender Provided Hedging Agreements or any Lender Provided Financial Service Product. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 5.3           Amendments, Etc.     The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantor and the Administrative Agent.

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Section 5.4           Expenses.

(a)          The Grantor agrees to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by it (including the reasonable fees, charges and disbursements of legal counsel) in connection with the syndication of the facilities, the preparation, negotiation, execution, delivery, recordation and filing (including all recording and filing fees, and all mortgage, intangible and other taxes) (subject, in each case, to the limitations expressly set forth in any other Loan Document) and administration of the Loan Documents, or any amendment, modification or waiver of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), sums paid or incurred to pay by the Grantor or any other Loan Party under the Loan Documents and costs to verify the Collateral.

(b)          The Grantor further agrees to reimburse each Secured Party upon demand for all reasonable and documented out-of-pocket expenses incurred by such Secured Party in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, and all reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of any Secured Obligations; (ii) the negotiation of any restructuring or “work out”, whether or not consummated, of any Secured Obligations; (iii) the enforcement or protection of its rights in connection with any Loan Document; and (iv) any claim, litigation, investigation or proceeding relating to any Loan Document.

(c)          To the extent that the Grantor for any reason fails to indefeasibly pay any amount required under clause (a) to be paid by it to the Administrative Agent (or sub-agent thereof) or any Related Party, each Lender severally agrees to pay to the Administrative Agent (or any sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or payment, as the case may be, was incurred by or asserted against the Administrative Agent (or any sub-agent) or against any Related Party acting for the Administrative Agent (or any sub-agent) in connection with such capacity. The obligations of the Lenders under this clause are several and not joint.

(d)          All amounts due under this Section shall be payable promptly after demand therefor.

Section 5.5           Successors and Assigns.    This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Secured Parties. The Grantor’s rights and obligations hereunder and any interest therein may not be assigned or delegated by the Grantor without the prior written consent of the Administrative Agent (and any purported assignment or delegation without such consent shall be null and void).

Section 5.6           Counterparts.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in electronic (i.e., “pdf” or “tif’) format shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section 5.7           Governing Law; Jurisdiction; Service of Process and Venue.

(a)          Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principals except Title 14 of Article 5 of the New York General Obligations law.

(b)          Consent to Jurisdiction. The Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any other Secured Party or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or the transactions relating hereto may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Grantor or its properties in the courts of any jurisdiction. The Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 5.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 5.8           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 5.9           Headings.    Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 5.10         Severability.    Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.11         Entire Agreement.    This Agreement and the other Loan Documents represent the entire agreement among the parties relating to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 5.12         No Fiduciary Relationship.    The Secured Parties and the Administrative Agent may have economic interests that conflict with those of the Grantor, its stockholders and/or its Affiliates. The Grantor agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Secured Party or the Administrative Agent, on the one hand, and the Grantor, its stockholders or its Affiliates, on the other. The Grantor acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions and (B) in connection therewith and with the process leading thereto (i) no Secured Party nor the Administrative Agent has assumed an advisory or fiduciary responsibility in favor of the Grantor, its stockholder or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Secured Party or the Administrative Agent has advised, is currently advising or will advise the Grantor, its stockholders or its Affiliates on other matters) or any other obligation to the Grantor except the obligations expressly set forth in the Loan Documents and (ii) each Secured Party and the Administrative Agent is acting solely as principal and not as the agent or fiduciary for the Grantor, its management, stockholders, creditors or any other Person. The Grantor acknowledges and agrees that the Grantor has consulted its own legal and financial advisors to the extent it deemed appropriate and it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Grantor agrees that it will not claim that the Administrative Agent or any Secured Party has rendered advisory services of any nature or respect, or owes any fiduciary or similar duty to the Grantor, in connection with such transaction or the process leading thereto.

Section 5.13         Setoff.    If an Event of Default shall have occurred and be continuing, each Lender, each other Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such other Secured Party or any such Affiliate, to or for the credit or the account of the Grantor against any and all of the obligations of the Grantor or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such

C-16

other Secured Party or their respective Affiliates, irrespective of whether or not such Lender, such other Secured Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Grantor or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such other Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.

[Signature Page Follows]

C-17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLOBANT, LLC

By
Name:
Title:

Signature Page to Security Agreement

HSBC BANK USA, N.A., as Administrative Agent

By
Name:
Title:

Signature Page to Security Agreement

ANNEX I

to Security Agreement

NAMES, LOCATIONS AND FILING DETAILS

[See Sections 2.3, 2.4 and 4.7]

Names

Grantor’s correct legal name:	Previous names:	Additional names:	Type of organization:	Jurisdiction of organization
Globant, LLC	N/A	N/A	Limited Liability Company	Delaware

Principal Place of Business

Grantor:	Principal Place of Business:
Globant, LLC	875 Howard Street, Suite 320, San Francisco, CA 94103

Changes in Circumstances

None.

Filing Office

Grantor:	Filing Office:
Globant, LLC	Delaware Secretary of State

Annex I to Security Agreement

ANNEX II

to Security Agreement

NEW DEBTOR EVENTS

[See Section 2.4]

None.

Annex II to Security Agreement

ANNEX III

to Security Agreement

PLEDGED SHARES AND PROMISSORY NOTES

[See definition of “Issuers” and “Initial Pledged Shares” in Section 1.3 and Sections 2.5, 2.6,

3(j), 3(k) and 4.1(b)]

Part A

Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests

Grantor:	Issuer:	Class of Equity Interest:	Par Value:	Certificate No(s).	No. of Shares/ Units	Percentage of Outstanding Shares/Units
Globant, LLC	L4 Mobile LLC	Membership Interest	N/A	N/A	100%	100%
Globant, LLC	Ratio Cypress LLC	Membership Interest	N/A	N/A	100%	100%
Globant, LLC	Point Source LLC	Membership Interest	N/A	N/A	100%	100%

Part B

Pledged Notes

None.

Annex III to Security Agreement

ANNEX IV

to Security Agreement

LIST OF DEPOSIT ACCOUNTS, AND SECURITIES ACCOUNTS AND COMMODITY

ACCOUNTS

[See Section 2.7]

Securities Accounts

Grantor	Type of Account	Name of Approved Securities Intermediary	Account Number
Globant, LLC	Asset	J.P. Morgan

Commodity Accounts

None.

Deposit Accounts

Grantor	Type of Account	Name of Approved Depositary Bank	Account Number
Globant, LLC	Checking	Citibank
Globant, LLC	Checking	Citibank
Globant, LLC	Checking	HSBC
Globant, LLC	Savings	HSBC
Globant, LLC	Checking	Bridge Bank

Annex IV to Security Agreement

ANNEX V

to Security Agreement

LIST OF COMMERCIAL TORT CLAIMS

[See Sections 2.8 and 3(o)]

None.

Annex V to Security Agreement

EXHIBIT D-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBANT, LLC, the Lenders party thereto, and HSBC BANK USA, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[LENDER FULL NAME ALL CAPS]

By:
Name:
Title:

Date: [________] [__], 20[_]

D-1-1

EXHIBIT D-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBANT, LLC, the Lenders party thereto and HSBC BANK USA, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[PARTICIPANT FULL NAME ALL CAPS]

By:
Name:
Title:

Date: [________] [__], 20[_]

D-2-1

EXHIBIT D-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBANT, LLC, the Lenders party thereto and HSBC BANK USA, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[PARTICIPANT FULL NAME ALL CAPS]

By:
Name:
Title:

Date: [________] [__], 20[_]

D-3-1

EXHIBIT D-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBANT, LLC, the Lenders party thereto and HSBC BANK USA, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the IRC, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the IRC and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the IRC.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[LENDER FULL NAME ALL CAPS]

By:
Name:
Title:

Date: [________] [__], 20[_]

D-4-1

EXHIBIT E

[FORM OF]

BORROWING REQUEST

Date: [_______], 20[__]

HSBC Bank USA, N.A.,

Corporate Trust and Loan Agency

452 5th Avenue (8E6)

New York, NY 10018

Re:       GLOBANT, LLC Credit Agreement

Ladies/Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBANT, LLC (the “Borrower”), the Lenders party thereto and HSBC BANK USA, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The Borrower irrevocably requests the making of Loans as follows:

1.	Date of Borrowing: [_____], [_____].

2.	Aggregate Amount of Borrowing: $[__________][15] .

3.	Type of Borrowing: [Base Rate Borrowing] [Eurodollar Borrowing].

[4.	Initial Interest Period for Eurodollar Borrowing: [______________] month(s).]

5.	Location and number of Borrower’s account to which funds are to be disbursed:

Account Location:         [_____________________]

Account Number:          [_____________________]

The Borrower certifies that on the date hereof:

(a)	the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or

15 1,000,000 or a higher integral multiple of $500,000 in respect of a Eurodollar Loan; and $1,000,000 or a higher integral multiple of $500,000 in respect of a Base Rate Loan.

E-1

warranty shall be true and correct in all respects) on and as of the date of the Borrowing requested hereby, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or warranty shall be true and correct in all respects) as of such earlier date; and

(b)	no Default or Event of Default exists or will exist immediately after giving effect to such Borrowing.

[Signature page follows]

E-2

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Request to be executed and delivered by the undersigned authorized representative of the Borrower hereunto duly authorized as of the date first above written.

GLOBANT, LLC

By:
Name:
Title:

Signature Page to Borrowing Request

EXHIBIT F

[FORM OF]

INTEREST ELECTION REQUEST

Date:[___________], 20[___]

HSBC Bank USA, N.A.,

Corporate Trust and Loan Agency

452 5th Avenue (8E6)

New York, NY 10018

Re:	GLOBANT, LLC Credit Agreement

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBANT, LLC (the “Borrower”), the Lender party thereto and HSBC BANK USA, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The Borrower irrevocably requests the [conversion of Base Rate Loans to Eurodollar Loans][conversion of Eurodollar Loans to Base Rate Loans][continuation of Eurodollar Loans for a new Interest Period] as follows:

1.	Date of [conversion][continuation]: [_________], 20[___].

2.	Aggregate principal amount of Loans to be [converted][continued]: $[_____________].

3.	Type of Borrowing: The Loans to be [converted][continued] currently are [Base Rate Borrowings][Eurodollar Borrowings with an Interest Period ending on [_________], 20[_]].

[4.	Interest Period for the Eurodollar Borrowing after [conversion][continuation]: [_________] months.]

The Borrower certifies that on the date hereof, no Event of Default exists.1

[Signature page follows]

1 Unless the Required Lenders otherwise consent to the proposed conversion or continuation.

F-1

IN WITNESS WHEREOF, the undersigned has caused this Interest Election Request to be executed and delivered by the undersigned authorized representative of the Borrower hereunto duly authorized as of the date first above written.

GLOBANT, LLC

By:
Name:
Title:

Signature Page to Interest Election Request

EXHIBIT G

[FORM OF]

COMPLIANCE CERTIFICATE

[DATE]

HSBC Bank USA, N.A., as Administrative Agent

Corporate Trust and Loan Agency

452 5th Avenue (8E6)

New York, NY 10018

Re:	GLOBANT, LLC Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of August 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GLOBANT, LLC (the “Borrower”), the Lenders party thereto and HSBC BANK USA, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned Financial Officer of the Borrower hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.          Annual Audit Report. Attached hereto as Schedule I are the year-end audited consolidated financial statements of Globant S.A. required by Section 5.1(a) of the Credit Agreement for the fiscal year of the Borrower ended as of December 31, [___] (the “Computation Date”).

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.          Quarterly Financial Statements. Attached hereto as Schedule I are the Borrower-prepared consolidated (if applicable) financial statements of the Borrower and Globant S.A. required by Section 5.1(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of (the “Computation Date”)1 in form and substance as set forth in such section.

2.          Financial Tests. The Borrower certifies and warrants to you that the attached Schedule II sets forth true and correct computations as of the immediately preceding four fiscal

1The “Computation Date” is the last day of the applicable fiscal quarter.

G-1

quarters ending on _____________________ of the ratios and/or financial restrictions contained in Section 6.1 of the Credit Agreement.

3.          Default. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the condition (financial or otherwise) of the Borrower as of the Computation Date and for the accounting period then ended with the purpose of determining whether the Borrower was in compliance with the Credit Agreement as of such date, and to the best knowledge of the undersigned, no Default has occurred and is continuing [, except as described below:]2.

4.          Representations and Warranties. The representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or warranty shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case any such representation or warranty shall be true and correct in all respects) as of such earlier date[, except as described below:]3.

5.          Changes to IFRS. Since the date of the year-end audited consolidated financial statements of Globant S.A. required by Section 5.1(a) of the Credit Agreement for the fiscal year of the Borrower ended as of December 31, [___], no changes in IFRS or the application thereof has occurred[, except as described below:]4.

[Signature page follows]

2 If such an event has occurred and is continuing, describe such event and the steps, if any, being taken to cure it.

3 If any representation or warranty if inaccurate as of the date of this certificate, qualify any statement therein to make such representation or warranty accurate.

4 If such a change has occurred, describe such change and specify the effects thereof on the financial statements accompanying the certificate.

RESTRICTED	I-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first above written.

GLOBANT, LLC

By:
Name:
Title:

Signature Page to Compliance Certificate

SCHEDULE I

to Compliance Certificate

For the fiscal month/year ended on [___________], 20[__]

Financial Statements

Sch. I-1

SCHEDULE II

to Compliance Certificate

For the immediately preceding four fiscal quarters ending on [__________], 20[__]

[as attached]

Sch. II-1